                      AMENDED AND RESTATED CREDIT AGREEMENT


                                  by and among


                                MERITA BANK LTD,
                         a Finnish banking corporation,
                       acting through its New York branch

                                       and

                           BANK OF BOSTON CONNECTICUT,
                           a Connecticut savings bank

                                     Lenders

                                     - and -

                            HOLMES PROTECTION, INC.,
                             a New York corporation

                                    Borrower

                                     - and -

                         HOLMES PROTECTION GROUP, INC.,
                             a Delaware corporation

                                     Parent

                                     - and -

                                MERITA BANK LTD,
                         a Finnish banking corporation,
                       acting through its New York branch

                                   Agent Bank


                                December 31, 1996

                                                                       H&H Draft
                                                                         1/10/97
                                TABLE OF CONTENTS


                                                                            Page

SECTION 1. CONSTRUCTION AND DEFINITION OF TERMS...............................1
SECTION 2. LOANS..............................................................15
      2.1 Loans...............................................................15
      2.3 Fees................................................................17
      2.6 Voluntary and Mandatory Prepayments; Commitment Reductions..........24
      2.9 Payments Among the Agent Bank and the Lenders.......................26
SECTION 3. LETTERS OF CREDIT..................................................28
      3.2 Letter of Credit Request............................................28
      3.5 Fulfillment of Reimbursement Obligations............................30
SECTION 4. CONDITIONS PRECEDENT...............................................33
SECTION 5. REPRESENTATIONS AND WARRANTIES.....................................37
      5.1 Corporate Status....................................................38
      5.2 Subsidiaries........................................................38
      5.7 Capitalization......................................................41
      5.9 Conduct of Business; Absence of Material Adverse Change.............42
      5.11 Accounts Receivable................................................43
      5.12 Debt Instruments...................................................43
      5.13 Bank Accounts......................................................43
      5.14 Books and Records..................................................43
      5.33 Solvency...........................................................48
SECTION 6. AFFIRMATIVE COVENANTS..............................................49
      6.4 Payment of Obligations..............................................50
      6.9 ERISA...............................................................51
      6.10 Books and Records..................................................51
      6.11 Examination Rights.................................................51
      6.12 Financial Data.....................................................52
      6.13 Environmental Matters..............................................57
      6.14 Insurance..........................................................59
SECTION 7 . NEGATIVE COVENANTS................................................64
      7.1 Indebtedness........................................................64
      7.13 Restricted Leases: Sharing of Facilities...........................69
      7.19 Financial Covenants................................................72
SECTION 8. EVENTS OF DEFAULT..................................................74
      8.1 Event of Default....................................................74
      8.2 Acceleration; Remedies..............................................77
SECTION 9. AGENCY.............................................................79
SECTION 10. MISCELLANEOUS.....................................................82
      10.1 Notices............................................................82


                                                                       H&H Draft
                                                                         1/10/97

                                                                       H&H Draft
                                                                         1/10/97


      10.3 Stamp or Other Tax.................................................85
      10.12 Counterparts......................................................90
      10.13 Maximum Lawful Interest Rate......................................90

                                                                       H&H Draft
                                                                         1/10/97

SCHEDULES

Schedule 1.2A            Existing Indebtedness
Schedule 1.2B            Description of Restructuring
Schedule 3.1             Indebtedness Permitted to be Repaid by
                         Letter of Credit Proceeds
Schedule 4.5(f)          Form of Officer's Certificate
Schedule 5.1(a)          Foreign Qualifications of Borrower
Schedule 5.1(b)          Foreign Qualifications of Parent
Schedule 5.2             Subsidiaries Information
Schedule 5.7(a)          Borrower Outstanding Options/Warrants or Other Rights
Schedule 5.7(b)          Parent Outstanding Options, Warrants or Other Rights
Schedule 5.10            Taxes
Schedule 5.12            Debt Instruments; Defaults
Schedule 5.13            Bank Accounts
Schedule 5.15(a)         Pending Litigation
Schedule 5.15(b)         Threatened Litigation
Schedule 5.16            Restrictive Agreements
Schedule 5.17            Licenses
Schedule 5.19            Location of Assets
Schedule 5.21            Fictitious, Trade and Assumed Names
Schedule 5.24            Pension and Benefit Plans
Schedule 5.25            Compliance with Laws
Schedule 5.26            Affiliate Transactions
Schedule 5.30            Material Agreements
Schedule 6.15            Leased Real Property
Schedule 7.1(j)          Indebtedness Remaining on the Closing Date
Schedule 7.2             Liens of Record on the Closing Date
Schedule 7.3             Investments and Loans
Schedule 7.19            Attrition

                                                                       H&H Draft
                                                                          1/8/97


EXHIBITS

Exhibit A-1              Form of Amended and Restated Merita Note
Exhibit A-2              Form of Amended and Restated BKBCT Note
Exhibit B                Form of Loan Request
1Exhibit C               Form of Amended and Restated Blocked Account Agreement
Exhibit D                Form of Amended and Restated Guaranty and Suretyship
                           Agreement
Exhibit E                Form of Amended and Restated Pledge Agreement
Exhibit F                Form of Amended and Restated Security Agreement
Exhibit G                Forms of Legal Opinion
Exhibit H                Form of Landlord's Waiver and Consent
Exhibit I                Form of Assignment and Assumption Agreement

                                                                       H&H Draft
                                                                          4/1/97

                                                                       H&H Draft
                                                                          1/8/97

                      AMENDED AND RESTATED CREDIT AGREEMENT

     This Amended and Restated Credit Agreement (this "Agreement") is entered into as of December 31, 1996, by and among (i) Merita Bank Ltd, a Finnish banking corporation, acting through its New York branch ("Merita"); (ii) Bank of Boston Connecticut, a Connecticut savings bank ("BKBCT"; and together with Merita, the "Lenders"); (iii) Holmes Protection, Inc., a New York corporation ("Holmes Protection"), successor by merger to Holmes Holding Company, Inc., a Delaware corporation ("Holmes Holding") (Holmes Protection, in such capacity, the "Borrower"); (iv) Holmes Protection Group, Inc., a Delaware corporation (the "Parent"); and (v) Merita, as the agent bank (the "Agent Bank").


                                    RECITALS

     WHEREAS, the Lenders, the Parent, the Agent Bank and Holmes Holding entered into a Credit Agreement dated as of August 30, 1996 (the "Original Credit Agreement") pursuant to which the Lenders agreed, subject to the terms and conditions set forth therein, to extend loans to Holmes Holding up to an aggregate principal amount of $25,000,000;

     WHEREAS, pursuant to the Merger Documents (as hereinafter defined), Holmes Holding and the Other Merged Subsidiaries (as hereinafter defined) have merged with and into Holmes Protection, effective as of the date hereof, and Holmes Protection has become the surviving corporation and the successor by merger to Holmes Holding and the Other Merged Subsidiaries;

     WHEREAS, the Lenders have made loans to Holmes Holding under the Original Credit Agreement which are outstanding;

     WHEREAS, the parties hereto wish to amend and restate in its entirety the Original Credit Agreement;

     NOW, THEREFORE, the parties, intending to be legally bound, acknowledge the receipt of sufficient consideration and agree as follows:


SECTION 1. CONSTRUCTION AND DEFINITION OF TERMS

     1.1 General Interpretive Principles. If the context requires, the use of any gender shall also refer to any other gender, and the use of the singular or plural shall also refer to the other. All terms which are defined by the New York Uniform Commercial Code (the "U.C.C.") have the same meanings assigned to them by the U.C.C., as amended from time to time. All accounting terms not specifically defined have the meanings determined by reference to United States generally accepted accounting principles consistently applied ("GAAP"). The word "including" is not exclusive; if exclusion is intended, the word "comprising" is used instead. The word "or" shall be construed to mean "and/or" unless the context clearly prohibits that construction. Defined terms shall also mean in the singular number the plural and in the plural the singular.

     1.2 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires.

     Additional Indebtedness: the categories of Indebtedness identified in
Section 7.1(b), (c), (d) and (g).

     Additional Requirements: defined in Section 2.4(b)(ii)(6).

     Affiliate: a spouse or relative (by blood, adoption or marriage) of any Person within the second degree, any director or employee of any Person, any other Person with which any Person is a partner, member, director, officer or employee, and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with any Person. "Control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

     Agent Bank: Merita Bank Ltd, and any other Person which becomes the Agent Bank, in such Person's capacity as the Agent Bank.

     Agreement: this Amended and Restated Credit Agreement and the Exhibits and Schedules attached hereto (all of which Exhibits and Schedules are hereby incorporated by reference and made a part hereof), as amended, supplemented or modified.

     Annualized Interest Expense: as of the date of determination, Interest Expense for the most recent Quarter multiplied by four.

     Annualized Quarterly Consolidated EBITDA: as of the date of determination, Consolidated EBITDA for the most recent Quarter multiplied by four.

     Applicable Margin: defined in Section 2.4.

     Approved Debt: defined in Section 7.1(e).

     Assignments of Tenant's Interest Under Leases: the collateral assignments of the leases of the offices of the Borrower and the Subsidiaries required under
Section 6.15, which assignments shall be in proper recordable form as required by the laws of the states in which such offices are located and otherwise in form and substance acceptable to the Agent Bank.

     Assignment and Acceptance: defined in Section 10.7(b).

     Assignment and Assumption Agreement: the assignment and assumption agreement by and between Holmes Holding and Holmes Protection, substantially in the form attached as Exhibit I hereto.

     Attrition: defined in Section 7.19(d).

     Availability Period: the twenty-five month period commencing on the Closing Date and ending on the Conversion Date.

     Base Rate: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.5 of 1%. If for any reason the Agent Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent Bank to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the preceding sentence until such time as the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     BKBCT: Bank of Boston Connecticut, a Connecticut savings bank, and its successors and assigns.

     BKBCT Commitment: defined in Section 2.1(a).

     BKBCT Note: defined in Section 2.1(d).

     Blocked Account Agreements: Amended and Restated Blocked Account Agreements substantially in the form attached as Exhibit C.

     Borrower: Holmes Protection, Inc., a New York corporation, as successor by merger to Holmes Holding, and its successors and permitted assigns.

     Borrowing Date: the date of any advance of funds to the Borrower pursuant to this Agreement.

     Business Day: a day other than a Saturday, Sunday or other day on which commercial banks are authorized or permitted to close in New York, New York.

     Capital Expenditures: an expenditure by a Person for property classified as a "fixed asset" under GAAP.

     Capital Lease: any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be classified as a capital lease on a balance sheet. For purposes of this Agreement, any Person shall be deemed to be the owner of any property which it has acquired or holds subject to a Capital Lease or conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes.

     Capital Lease Obligation: with respect to any Capital Lease, the amount of the obligation of the lessee which would, in accordance with GAAP, appear on the lessee's balance sheet.

     CERCLA: defined in Section 6.13(c).

     Change of Control: any Person or two or more Persons acting in concert which shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Parent (or other securities convertible into such securities) representing forty percent (40%) or more of the combined voting power of all securities of the Parent entitled to vote in the election of directors.

     Closing Date: August 30, 1996.

     Code: the Internal Revenue Code of 1986, as amended, or any successor(s) and any Treasury regulations, revenue rulings or technical information releases issued thereunder.

     Collateral: the property of the Borrower, the Parent and the Subsidiaries in which the Agent Bank, on behalf of the Lenders, is taking a security interest, as more fully defined in the Security Agreements, the Pledge Agreements, the Assignments of Tenant's Interest Under Leases and the Blocked Account Agreements.

     Commitment: the Merita Commitment or the BKBCT Commitment, as the context indicates.

     Commitment Fee: defined in Section 2.3(a).

     Commonly Controlled Entity: an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(c) of the Code.

     Consolidated Debt: consolidated Debt of the Parent, the Borrower and the Subsidiaries, computed in accordance with GAAP.

     Consolidated EBITDA: without duplication, net income for the period (excluding extraordinary items) before deductions for Interest Expense and taxes, minority interest, depreciation expense and amortization expense, all as determined in accordance with GAAP, on a consolidated basis.

     Consolidated Net Worth: consolidated net worth of the Parent, the Borrower and the Subsidiaries, computed in accordance with GAAP.

     Conversion Date: September 30, 1998.

     Customer Lists: defined in Section 6.23.

     Debt: as applied to any Person and without duplication, all Indebtedness of a Person which is (a) an obligation for borrowed money or a direct or contingent reimbursement obligation arising on account of the issuance of a letter of credit (irrespective of whether a draw has been made thereunder), purchase money Indebtedness, and the Loans, whether evidenced by bonds, notes, debentures or other written obligations or evidenced by a loan agreement, reimbursement agreement, indenture or other agreement, (b) unfunded pension and retiree health care liabilities, (c) a Capital Lease Obligation, (d) Indebtedness secured by a Lien on any property or asset owned or held by such Person subject thereto, whether or not the Indebtedness secured thereby shall have been assumed by such Person, and (e) a Guaranty (regardless of the maturity of the underlying obligation, but not including any Guaranty that has terminated or expired).

     Environmental Laws: defined in Section 6.13(c).

     ERISA: the Employee Retirement Income Security Act of 1974, as the same from time to time may be amended, supplemented or modified.

     Eurocurrency Liabilities: defined in Section 2.4(b)(ii)(4).

     Eurodollar Business Day: any Business Day on which the relevant London international financial markets are open for the transaction of business contemplated in this Agreement.

     Eurodollar Loan: any Loan as to which the applicable rate of interest is based on the Eurodollar Rate.

     Eurodollar Rate: defined in Section 2.4(b)(ii)(3).

     Event of Default: any of the events specified in Section 8.1 hereof.

     Excess Cash Flow: for any fiscal year, Consolidated EBITDA minus the sum of
(i) Capital Expenditures made during the period, (ii) scheduled amortization of Indebtedness paid during such period, (iii) income taxes paid in cash during the period, and (iv) interest paid in cash during the period.

     Existing Indebtedness: the Indebtedness described on Schedule 1.2A.

     Federal Funds Effective Rate: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent Bank from three federal funds brokers of recognized standing selected by it.

     Fees: the Commitment Fee and the Letter of Credit Fees.

     Financial Information: defined in Section 6.12(d).

     GAAP: defined in Section 1.1.

     Governmental Authority: any nation or government, any federal, state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any federal, state or other political subdivision thereof, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

     Guarantors: the Parent, the Subsidiaries, and their respective successors and assigns.

     Guaranty: as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

     Guaranty Agreement: that certain Amended and Restated Guaranty and Suretyship Agreement, substantially in the form attached as Exhibit D hereto, as further amended, replaced or supplemented from time to time in accordance with the terms thereof.

     Indebtedness: as applied to any Person and without duplication, (a) all items (except items of (i) capital stock, capital or surplus, or (ii) reserves for deferred income taxes or (iii) reserves for losses incurred in connection with any occurrence which the Borrower is permitted to self-insure pursuant to
Section 6.14(c)), which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of a Person as of the date on which Indebtedness is to be determined, (b) all Capital Lease Obligations, obligations to the holders of minority interests, if any, in the Borrower, the Parent or a Subsidiary for the purchase by such Person of such interests, unfunded pension liabilities and direct or contingent reimbursement obligations arising upon the issuance of a letter of credit, (c) all indebtedness secured by any consensual Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed by such Person, (d) all indebtedness of others with respect to which such Person has become liable by way of a Guaranty, (e) any obligation under any interest rate protection agreement, and (f) fifty percent (50%) of the amount in holdback or similar accounts established in connection with Permitted Acquisitions by such Person; provided, that "Indebtedness" shall not include the amounts of such Person's insurance premiums which are financed by a third party.

     Indemnified Liabilities: defined in Section 10.15.

     Indemnitees: defined in Section 10.15.

     Interest Expense: as of the date of determination, the aggregate amount of interest due on the Loans, Additional Indebtedness and Approved Debt, if any, as determined in accordance with GAAP.

     Interest Period: the elected period for any Loan as to which the Eurodollar Rate applies.

     Interest Rate Protection Agreement: any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement executed in connection with this Agreement, designed to protect the Borrower against fluctuations in interest rates.

     Investment: as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and expenditures in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable from such other Person which are not current assets or did not arise from sales or the provision of services to such other Person in the ordinary course of business.

                  Landlord's Waiver and Consent: a waiver and consent document respecting statutory liens on personalty, ingress and egress and related or incidental matters, substantially in the form attached as Exhibit H hereto, executed by the lessor of real estate to the Borrower or any Subsidiary.

     Leased Real Property: the locations identified on Schedule 6.15 hereto and all other real property in which the Borrower or a Subsidiary has a leasehold interest after Closing.

     Lenders: Merita, BKBCT and any other Person which becomes an assignee of any of the foregoing or a participant in the Loans; Lender means any one of the Lenders.

     Letter of Credit: defined in Section 3.1.

     Letter of Credit Fees: defined in Section 3.7.

     Letter of Credit Liability: defined in Section 3.11.

     Letter of Credit Request: defined in Section 3.2.

     Leverage Ratio: defined in Section 2.4(a).

     Lien: as to any Person, any mortgage, deed of trust, pledge, hypothecation, assignment, assigned deposit arrangement, encumbrance, lien (statutory or other), claim, option, reservation, right of way, easement, covenant, lease, condition, restriction, charge or defect of any kind, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the U.C.C. or comparable law of any jurisdiction).

     Loan Documents: this Agreement, the Notes, the Guaranty Agreements, the Security Agreements, the Pledge Agreements, the Blocked Account Agreements, the Interest Rate Protection Agreement, the Assignment of Tenant's Interest Under Leases and all certificates, documents and instruments required by, referred to in or delivered pursuant to any of the foregoing documents.

     Loan Request: defined in Section 2.1(e).

     Loans: defined in Section 2.1(b).

     Majority Lenders: Lenders whose percentages of the Total Commitment exceed sixty seven percent (67%).

     Material Adverse Effect: (a) a material adverse effect on the business, operations, affairs, condition (financial or otherwise), assets, properties or financial prospects of the Borrower, the Parent or any of the Subsidiaries, (b) a material adverse effect on the ability of the Borrower, the Parent or any of the Subsidiaries to perform its obligations under the Loan Documents, or (c) an adverse effect, material or otherwise, on the validity or enforceability of any Loan Document.

     Maturity Date: the earlier of (i) September 30, 2003 or (ii) such date on which the Loans become due and payable, whether by declaration, optional or mandatory prepayments or otherwise.

     Merger Agreement: the Agreement and Plan of Merger by and among the Parent, Holmes Holding, the Borrower, and the Other Merged Subsidiaries, dated December 10, 1996, effective December 31, 1996.

     Merger Documents: collectively, (i) the Merger Agreement; (ii) the Certificate of Merger of Holmes Holding into the Borrower, dated December 10, 1996, effective in New York December 31, 1996; (iii) the

Certificate of Merger of Holmes NY into the Borrower, dated December 10, 1996, effective in New York December 31, 1996; (iv) the Certificate of Merger of Holmes LI into the Borrower, dated December 10, 1996, effective in New York December 31, 1996; (v) the Certificate of Merger of Holmes NJ into the Borrower, dated December 10, 1996, effective in New York December 31, 1996; (vi) the Certificate of Merger of Holmes PA into the Borrower, dated December 10, 1996, effective in New York December 31, 1996; (vii) the Certificate of Merger of Holmes DE into the Borrower, dated December 1, 1996, effective in New York December 31, 1996; (viii) the Certificate of Merger of Holmes Central into the Borrower, dated December 10, 1996, effective in New York December 31, 1996; (ix) the Certificate of Merger of Holmes Holding into the Borrower, dated December 10, 1996, effective in Delaware December 31, 1996; (x) the Certificate of Merger of Holmes DE into the Borrower, dated December 10, 1996, effective in Delaware December 31, 1996; (xi) the Certificate of Merger of Holmes NJ into the Borrower, dated December 10, 1996, effective in New Jersey December 31, 1996;
(xii) the Certificate of Merger of Holmes Central into the Borrower, dated December 10, 1996, effective in New Jersey December 31, 1996; and (xiii) the Articles of Merger of Holmes PA into the Borrower, dated December 10, 1996, effective in Pennsylvania December 31, 1996.

     Merita Commitment: defined in Section 2.1(a).

     Merita Note: defined in Section 2.1(d).

     Mortgagee's Waiver: an executed waiver document respecting certain rights as a mortgagee in real estate owned by the Borrower or a Subsidiary, in form and content satisfactory to the Agent Bank.

     Multiemployer Plan: a Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

     Non-U.S. Subsidiaries: Holmes Protection S.A., an entity organized under the laws of Switzerland, and Holmes Protection (UK) Limited, an entity organized under the laws of the United Kingdom.

     Notes: the Merita Note and the BKBCT Note, and all other notes, if any, executed in substitution for, or in connection with a Note; "Note" means one of the Notes.

     Officer: any executive officer of the Borrower or the Parent.

     Officer's Certificate: a certificate executed on behalf of the Borrower or the Parent, as the case may be, by an Officer thereof.

     Operating Licenses: all licenses, permits, authorizations or approvals issued by a Governmental Authority having jurisdiction over the Borrower, the Parent or a Subsidiary required for the operation of any business of such Person.

     Other Merged Subsidiaries: Holmes Protection of New York, Inc. (a New York corporation) ("Holmes NY"), Holmes Protection of Long Island, Inc. (a New York corporation) ("Holmes LI"), Holmes Protection of New Jersey, Inc. (a New Jersey corporation) ("Holmes NJ"), Holmes Protection of Philadelphia, Inc. (a Pennsylvania corporation) ("Holmes PA") Holmes Protection, Inc. (a Delaware corporation) and Holmes Central Services, Inc. (a New Jersey corporation) ("Holmes Central").

     Owned Real Property: any real estate owned or to be acquired in fee by the Borrower or a Subsidiary at any time during the term of the Loans.

     PBGC: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any governmental agency or instrumentality succeeding to the functions thereof.

     Permitted Acquisitions: defined in Section 7.16.

     Permitted Indebtedness: defined in Section 7.1.

     Permitted Liens: defined in Section 7.2.

     Permitted Uses: defined in Section 2.1(c).

     Person: an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     PESA: defined in Section 6.13(a)(i).

     Plan: any plan of a type described in Section 3(3) of ERISA in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

     Pledge Agreement: that certain Amended and Restated Pledge Agreement substantially in the form attached as Exhibit E hereto, as further amended, replaced or supplemented from time to time in accordance with the terms thereof.

     Pledgors: the Borrower, the Parent, and each other Person executing and delivering a Pledge Agreement pursuant to the provisions of this Agreement or a Pledge Agreement.

     Potential Event of Default: any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

     Premises: defined in Section 6.13(a).

     Prime Rate: the rate of interest from time to time established and publicly announced by the Agent Bank, in its sole discretion, as its Prime Rate of interest to be used as an index in determining actual interest rates to be charged to certain of its borrowers. The Prime Rate may not be the lowest rate charged by the Agent Bank to its borrowers. The Agent Bank shall certify the Prime Rate and such certification shall be conclusive in the absence of manifest error.

     Quarter: a calendar quarter of the Borrower, commencing with the first full calendar quarter following the Closing Date.

     Quarterly Payment Date: defined in Section 2.2.

     Records: defined in Section 6.12(b).

     Recurring Monthly Revenue: the total recurring monthly amount of alarm service revenue billed by or on behalf of the Borrower or a Subsidiary to customers for alarm services in connection with Recurring Security Services Contracts owned by the Borrower or such Subsidiary and which are in full force and effect. Monthly amounts shall include charges for monitoring services, maintenance, inspection services and leased equipment. Quarterly, semi-annual and annual billings shall be divided by three, six and twelve, respectively, to determine the monthly amount. Recurring Monthly Revenue shall not include any amounts derived from (i) reimbursement or prepayment of telephone lines, radio transmission facilities, and other utility company charges associated directly with the installation, monitoring, maintenance or furnishing of alarm services;
(ii) reimbursement for or prepayment of any false alarm assessments; (iii) reimbursement for or prepayment of any amounts equal to taxes (other than income taxes), fees or other charges which may be payable to any governmental authority or public utility relative to the furnishing of alarm services; (iv) non-recurring non-regular services incurred by a customer; (v) monitoring services provided under any contract for which the Borrower's or Subsidiary's customer is in arrears in payment for a period in excess of ninety (90) days after the last date for which services were provided and billed; and (vi) contracts which have not yet been "cut in". For purposes of this Agreement, the term "cut in" shall mean the first date on which an alarm system at a customer's premises is on line to the central station or operational.

     Recurring Security Services Contracts: all contracts and agreements, whether now owned or held or hereinafter acquired or generated by the Borrower or any Subsidiary, under which the Borrower or such Subsidiary will provide any form of recurring Security Services for a fee, and all such other recurring revenue contracts or agreements entered into by the Borrower or a Subsidiary during the term of the Loans.

     Reimbursement Obligation: as of any date of determination, the obligations of the Borrower then outstanding, or which may thereafter arise, in respect of Letters of Credit then outstanding, to reimburse the Agent Bank for the amount paid by the Agent Bank in respect of any drawing under Letters of Credit.

     Reportable Event: any of the events set forth in Section 4043(b) of ERISA, or the regulations thereunder.

     Reserve Percentage: defined in Section 2.4(b)(ii)(4).

     Restricted Payment: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or ownership interest of the Parent, the Borrower or any Subsidiary, now or hereafter outstanding, except (i) a dividend payable solely in shares of stock of the Parent, the Borrower or any Subsidiary and (ii) any other dividend payable by the Borrower or a Subsidiary to its parent corporation which owns all the issued and outstanding shares of capital stock of the Borrower or such Subsidiary; (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock or ownership interest of the Parent, the Borrower or any Subsidiary now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares or interests, except to the extent that the consideration therefor consists of shares of stock or ownership interests, or any warrants, rights or options to acquire any such shares or interests, of the Parent, the Borrower or a Subsidiary; and (c) any sinking fund, other required prepayment or mandatory installment payment on account of any shares of stock of the Parent, the Borrower or a Subsidiary.

     Security Agreement: that certain Amended and Restated Security Agreement substantially in the form attached as Exhibit F hereto, as further amended, replaced or supplemented from time to time in accordance with the terms thereof.

     Security Services: burglar alarm services, fire alarm services, closed circuit television and electronic access control services, all central station monitoring services, maintenance services, leases, fire testing and all other similar security services provided to commercial, residential and other customers.

     Special Purpose Subsidiary: any Person acquired by the Parent, the Borrower or any Subsidiary after the Closing Date as permitted under Section 7.16.

     Stamped: the process by which the originals of all Recurring Security Services Contracts will be manually stamped by an authorized representative of the Borrower, which stamp shall state that a security interest in each such Recurring Security Services Contract has been granted to the Agent Bank.

     Subsidiary: (a) a corporation of which at least a majority of the outstanding Voting Stock is owned, directly or indirectly, now or in the future, by the Parent or the Borrower and (b) a general or limited partnership of which at least a majority of the partnership interests are owned, directly or indirectly, now or in the future, by the Parent or the Borrower. A general partnership includes a joint venture for the purposes of this definition.

     Total Commitment: defined in Section 2.1(a).

     Total Consolidated Debt: as of the date of determination, the sum of (a) the outstanding principal amount of the Loans, (b) to the extent not included in
(a), the face amount of all Letters of Credit, if any, then outstanding, (c) the outstanding principal amount of Additional Indebtedness, and (d) the outstanding principal amount of Approved Debt, if any.

     Total Projected Debt Service: for any period, all scheduled principal amortization and interest payments on Total Consolidated Debt.

     U.C.C.: defined in Section 1.1.

     U.C.P.: defined in Section 3.10.

     Variable Rate: the Base Rate, plus the Applicable Margin, as determined pursuant to Section 2.4(a).

     Voting Control: with respect to any Person which is a business entity acting alone, the power to elect a majority of the directors of such business entity or to effectuate and cause the direction of the management and policies of such business entity.

     Voting Stock: stock of any class or classes (or equivalent interests) of a Person which is a business entity, if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such business entity, even though the right to so vote has been suspended by the happening of such a contingency.

     1.3 Use of "Subsidiary". With respect to any representation or warranty set forth in this Agreement, the term "Subsidiary" shall refer to each Subsidiary in existence at the time the representation or warranty is made or deemed to be made. Covenants and other provisions shall apply to Subsidiaries actually in existence from time to time.


SECTION 2. LOANS


     2.1 Loans.

     (a) Establishment. Subject to the terms and conditions of this Agreement, in reliance upon the representations, warranties and covenants of the Borrower contained herein and upon satisfaction of the conditions precedent set forth in
Section 4, the Lenders severally agree to establish on a pro rata basis a credit in favor of the Borrower in the aggregate principal amount of $25,000,000 (the "Total Commitment"), consisting of an aggregate principal amount of $15,000,000 to be extended by Merita (the "Merita Commitment") and an aggregate principal amount of $10,000,000 to be extended by BKBCT (the "BKBCT Commitment"). Notwithstanding anything to the contrary contained herein, in no event shall any Lender be obligated to lend any amount in excess of its Commitment.

     (b) Availability. Subject to the satisfaction of the conditions set forth in Section 4, the Borrower may borrow during the Availability Period from time to time from each Lender, severally and not jointly, an aggregate principal amount at any time not in excess of such Lender's Commitment (each such borrowing, a "Loan", and collectively, the "Loans").

     (c) Purpose. The proceeds of the Loans shall be used by the Borrower (i) to repay Existing Indebtedness, (ii) to finance Capital Expenditures, (iii) to finance Permitted Acquisitions, and (iv) for general corporate purposes ("Permitted Uses").

     (d) Notes. The Loan made by each Lender shall be evidenced by an amended and restated promissory note of the Borrower in a principal amount equal to such Lender's Commitment and in the form attached hereto as Exhibit A-1 with respect to the Merita Commitment (the "Merita Note") and in the form attached hereto as Exhibit A-2 with respect to the BKBCT Commitment (the "BKBCT Note"). Each Note shall bear interest on the unpaid principal amount thereof at the applicable rate or rates set forth in Section 2.4.

     (e) Loan Requests. Each request by the Borrower for a Loan (a "Loan Request") shall be made in writing to the Agent Bank and to each Lender, in substantially the form attached hereto as Exhibit B. Each Loan Request shall be submitted at least three (3) Business Days before the requested Borrowing Date if the request is for a Eurodollar Rate Loan and two (2) Business Days before the requested Borrowing Date if the request is for a Base Rate Loan, unless and to the extent such Loan Request is in the form of a Letter of Credit Request, in which event the notice requirements set forth in Section 3.2 shall be applicable. Each Loan Request shall cover a requested Loan in the minimum principal amount of $1,000,000 (or less if the unused portion of the Total Commitment is less) and shall be made pro rata between Merita and BKBCT. Each Loan Request shall contain the information and other evidence reasonably required by the Agent Bank and the Lenders to establish that all conditions precedent to the requested Loan have been satisfied. Each Loan Request shall include an express representation and warranty (and shall be deemed to include the representation and warranty if it is not expressly included) by the Borrower that (i) all of the representations and warranties made in Section 5 continue to be true and correct in all material respects as of the date of such Loan Request, (ii) all conditions precedent have been satisfied, as of the time the Loan Request is submitted, (iii) the business and financial ratios and covenants set out in Section 7.19 have been met as of the last test date, and (iv) no Event of Default or Potential Event of Default exists.

     2.2 Repayment of Loans. The outstanding principal amount of the Notes shall be repaid in consecutive quarterly installments of principal due on the last Business Day of each Quarter (the "Quarterly Payment Dates"), commencing on December 31, 1998. The principal amount to be repaid on each Quarterly Payment Date shall be the following percentages of the principal amount of the Loans outstanding on the Conversion Date:

                                                        Percentage of
        Quarterly Payment Dates                        Principal Repaid
        -----------------------                        ----------------

           December 31, 1998                                3.75%
           March 31, 1999                                   3.75%
           June 30, 1999                                    3.75%
           September 30, 1999                               3.75%
           December 31, 1999                                 5.0%
           March 31, 2000                                    5.0%
           June 30, 2000                                     5.0%
           September 30, 2000                                5.0%
           December 31, 2000                                 5.0%
           March 31, 2001                                    5.0%
           June 30, 2001                                     5.0%
           September 30, 2001                                5.0%
           December 31, 2001                                 5.0%
           March 31, 2002                                    5.0%
           June 30, 2002                                     5.0%
           September 30, 2002                                5.0%
           December 31, 2002                                6.25%
           March 31, 2003                                   6.25%
           June 30, 2003                                    6.25%
           September 30, 2003                               6.25%

Notwithstanding anything herein to the contrary, the outstanding principal amount under the Notes and all accrued interest thereon and all other amounts due and owing by the Borrower hereunder shall become immediately due and payable on the Maturity Date.


     2.3 Fees.

     (a) Commitment Fee. The Borrower shall pay the Lenders, on a pro rata basis, commitment fees (the "Commitment Fee") of one-half of one percent (1/2%) per annum (computed on the basis of the actual number of days elapsed over a 365 or 366 (as the case may be) day year) of the average daily unused portion of the Total Commitment that was available to the Borrower on the Closing Date [$12,500,000], payable quarterly in arrears on each Quarterly Payment Date after the Closing Date, commencing September 30, 1996.

     (b) Letter of Credit Fees. The Borrower shall pay the Agent Bank and the Lenders the Letter of Credit Fees in accordance with the provisions of Section 3.7.

     2.4 Interest. The outstanding principal amount of the Notes shall bear interest on the unpaid principal amount thereof until paid in full at a rate or rates per annum as provided in this Section 2.4. The applicable interest rate shall, at the option of the Borrower, be the Base Rate or the Eurodollar Rate, plus the applicable margin specified herein -- the "Applicable Margin", and shall be determined in the following manner.

     (a) Base Rate Option. If the Borrower selects the Base Rate option, interest on the outstanding principal amount of the Notes shall be payable monthly in arrears on the last Business Day of each month, commencing on the last Business Day of the first full month following the Closing Date. Interest shall be computed on the basis of the actual number of days elapsed over a 365 or 366 (as the case may be) day year and shall be equal to the Base
Rate, plus the Applicable Margin (the "Variable Rate"), determined quarterly based on the ratio (the "Leverage Ratio") of Total Consolidated Debt to Consolidated EBITDA for the preceding four Quarters minus Capital Expenditures as follows:

         Total Consolidated Debt/
Consolidated EBITDA (for the preceding four                  Applicable Margin
  Quarters) minus Capital Expenditures                         (per annum)
  ------------------------------------                         -----------

  Greater than or equal to 2.00                                  1.50%

  Less than 2.00 but greater than or equal to 1.00               1.00%

  Less than 1.00                                                 0.75%

Quarterly changes, if any, in the Applicable Margin under this Section 2.4(a) shall become effective as follows:

     The Borrower shall provide the Agent Bank with Quarterly Financial Statements (duly certified by an Officer of the Borrower) and an Officer's Certificate within forty-five (45) days after the close of each Quarter other than the fourth Quarter of each year, and within ninety (90) days after the close of the fourth Quarter of each year, setting forth the computations and information as of the end of the preceding Quarter necessary to adjust the Applicable Margin. Any change to the Applicable Margin with respect to the Base Rate shall be effective as of the next succeeding Business Day following the day on which the Quarterly Financial Statements and applicable Officer's Certificate are delivered. Notwithstanding the foregoing, in the event that the Quarterly Financial Statements and applicable Officer's Certificate are not delivered within forty-five (45) days (or within ninety (90) days with respect to the fourth Quarter), the Variable Rate shall be the Base

Rate plus one and one half percent (1.5%) per annum, effective on the expiration of such forty-five (45) day or ninety (90) day period, as the case may be, and continuing until such Quarterly Financial Statements and applicable Officer's Certificate are delivered to the Agent Bank as aforesaid.

     (b) Eurodollar Rate Option. (i) Notwithstanding the foregoing, upon receipt by the Agent Bank of at least three (3) Eurodollar Business Days' written notice from the Borrower, the Borrower may elect with respect to a principal amount of the Loans designated in such notice and equal to at least $2,000,000 or an integral multiple thereof, for the Interest Period next ensuing, which period shall equal one (1), two (2), three (3) or six (6) months as designated by the Borrower, an interest rate based on the Eurodollar Rate (computed on the basis of a 360 day year). Interest on Eurodollar Loans shall be equal to the Eurodollar Rate, plus the Applicable Margin computed with reference to the Leverage Ratio as follows:

  Total Consolidated Debt/Consolidated
     EBITDA (for the preceding four                            Applicable Margin
 Quarters) minus Capital Expenditures                             (per annum)
     ------------------------------                               -----------

  Greater than or equal to 2.00                                     2.50%

  Less than 2.00 but greater than or equal to 1.00                  2.00%

  Less than 1.00                                                    1.75%

     Quarterly changes, if any, in the Applicable Margin under this Section 2.4(b) shall become effective as follows:

     The Borrower shall provide the Agent Bank with Quarterly Financial Statements (duly certified by an Officer of the Borrower) and an Officer's Certificate within forty-five (45) days after the close of each Quarter other than the fourth Quarter of each year, and within ninety (90) days after the close of the fourth Quarter of each year, setting forth the computations and information as of the end of the preceding Quarter necessary to adjust the Applicable Margin. Any change to the Applicable Margin with respect to the Eurodollar Rate shall be effective as of the next succeeding Business Day following the day on which the Quarterly Financial Statements and the applicable Officer's Certificate are delivered. Notwithstanding the foregoing, in the event that the Quarterly Financial Statements and applicable Officer's Certificate are not delivered within forty-five (45) days (or within ninety (90) days with respect to the fourth Quarter), interest on Eurodollar Loans shall be the Eurodollar Rate plus two and one-half percent (2.50%) per annum, effective on the expiration of such forty-five (45) or ninety (90) day period, as the case may be, and continuing until such Quarterly Financial Statements and applicable Officer's Certificate are delivered to the Agent Bank as aforesaid.

          (ii) Provisions Applicable to Eurodollar Loans.

               (1) The Borrower may not convert any outstanding Loan to a borrowing based on the Eurodollar Rate or extend a Eurodollar Rate pricing option if either prior to or after giving effect to such conversion or extension there shall exist an Event of Default. The interest rate so designated shall remain in effect for the Interest Period. If an Interest Period would otherwise commence on a day which is not a Eurodollar Business Day, such Interest Period shall commence on the next Eurodollar Business Day. (The principal accruing interest pursuant to such election shall be deemed re-borrowed on the last day of the Interest Period, and shall bear interest in the manner designated in this Section 2.4(b)). Notwithstanding any provisions of this Agreement to the contrary, no more than four (4) Eurodollar Rate options may be elected by the Borrower and be outstanding at any time.

               (2) In the event that the Borrower elects a Eurodollar Rate pricing option, interest shall be payable on the last day of each relevant Interest Period, except that if the Borrower has selected an Interest Period equal to six (6) months, interest shall be payable on the 90th day and on the 180th day of such Interest Period. It is further agreed that (A) if an Interest Period with respect to a Eurodollar Loan would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next Eurodollar Business Day, unless such next Eurodollar Business Day shall fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day,
          (B) the principal amount designated in the notice requesting a Eurodollar Rate pricing option, when added to the principal amount of all then outstanding Loans bearing interest at a Eurodollar Rate shall not exceed the outstanding principal amount of the Notes reduced by any installment of principal falling due within any Interest Period or Periods and (C) no Interest Period beginning prior to the Conversion Date or the Maturity Date shall end later than the Conversion Date or the Maturity Date, as the case may be.

               (3) As used herein, the term "Eurodollar Rate" shall mean the rate per annum (rounded upwards if necessary to the nearest 1/100 of 1%) determined by the Agent Bank to be equal to the quotient of (A) the offered rate for deposits in U.S. Dollars (having a term comparable to the Interest Period designated by the Borrower and in an amount comparable to the principal amount of the Loan to be borrowed at such alternate rate during such Interest Period) in the London interbank market which appears on the Telerate Screen two (2) Eurodollar Business Days prior to the first day of the relevant Interest Period, divided by (B) 1.00 minus the Reserve Percentage for Loans to be borrowed at such alternate rate for the relevant Interest Period. "Telerate Screen" means the display designated as page 3750 on the Telerate Service (or such other page as may replace such page for the purpose of displaying Eurodollar Rates of major banks).

               (4) "Reserve Percentage" shall mean the maximum applicable percentage rate stated in Regulation D of the Board of Governors of the Federal Reserve System at which reserves are required to be maintained during such Interest Period against "Eurocurrency Liabilities" (or if more than one such percentage rate is applicable during such period, the maximum percentage rate for such period) or, if such regulations or the definition of "Eurocurrency Liabilities" is modified, and as long as a Lender may be required to maintain reserves against a category of liabilities which includes Eurodollar deposits or a category of assets which includes Eurodollar loans, the maximum percentage rate at which reserves are required or elected generally in respect of such liabilities or assets to be maintained on such category. As of the date of this Agreement, the Reserve Percentage is zero. The Borrower agrees to pay each Lender on demand such additional sums as will compensate such Lender for the effect of any change in such reserve requirements. The affected Lender shall certify the amount of such cost to the Borrower and such certification shall be conclusive in the absence of manifest error.

               (5) It is hereby acknowledged that the Borrower may call the Agent Bank on or before the date on which notice of an elective interest rate is to be delivered by the Borrower in order to receive an indication of the Eurodollar Rates then in effect but that such projection shall not be binding upon the Borrower, the Agent Bank or any Lender or affect the Eurodollar Rates actually in effect two (2) Eurodollar Business Days prior to the first day of said Interest Period. Unless subsequent notice is received by the Agent Bank, the interest rate shall return to the interest rate based on the Variable Rate applicable to such Loan after the end of any relevant Interest Period for which the Eurodollar Rate pricing option was elected by the Borrower.

               (6) The Borrower hereby agrees to pay each Lender or the Agent Bank on demand such additional sums as are necessary to reimburse each such Lender or the Agent Bank for such Lender's or Agent Bank's costs directly relating to the Loans or the Letters of Credit in complying during the term of this Agreement with all present and future laws, executive orders and regulations of the governments of the United

          States and the United Kingdom and of any regulatory or administrative agency thereof (including the Bank of England and the Board of Governors of the Federal Reserve System) which after the date of this Agreement impose, modify or deem applicable any reserve, asset, special deposit, deposit insurance or assessment, capital or similar requirements relating to (A) any category of liabilities which includes deposits by reference to which a Eurodollar Rate is to be determined as provided in the definition of such term or (B) any category of extensions of credit or other assets which include any portion of the Loans as to which an alternate rate has been elected (hereinafter "Additional Requirements"), or which in the future subject a Lender or the Agent Bank to any tax with respect to the execution and delivery of this Agreement or change the basis of taxation of payments to a Lender or the Agent Bank of principal or interest or fees payable under this Agreement (except for changes in the rate of tax on the net income of such Lender or the Agent Bank imposed by the United States or any other government having jurisdiction or any political subdivision or taxing authority thereof) (hereinafter included in Additional Requirements). A Lender or the Agent Bank shall certify the amount of such cost to the Borrower and such certification shall be conclusive in the absence of manifest error.

               (7) In the event that the Borrower shall have requested Loans based on a Eurodollar Rate and the Agent Bank, or any Lender after consultation with the Agent Bank, shall have reasonably determined that quotations of interest rates for the relevant deposits referred to in the definition of Eurodollar Rate are not being provided in the relevant amounts or for the relevant Interest Periods for purposes of determining Eurodollar Rates, or that, by reason of circumstances affecting the London Inter-Bank Eurocurrency Market, adequate and reasonable means do not exist for ascertaining Eurodollar Rates applicable to such deposits for the specified Interest Period, the Agent Bank shall promptly give notice of such determination to the Borrower and no Loans based on Eurodollar Rates shall be available for the specified Interest Period. Such determination by the Agent Bank hereunder shall be conclusive and binding upon the Lenders and the Borrower in the absence of manifest error.

               (8) Further, in the event that by reason of any change in any law, regulation or official directive, or in the interpretation thereof by any governmental body charged with the administration thereof, a Lender becomes subject to restrictions on the amount of any category of deposits or other liabilities of such Lender which includes deposits by reference to which Eurodollar Rates are determined as provided herein or a category of extensions of credit or other assets of such Lender which includes any portion of the Loans as to which Eurodollar Rates have been elected, then, if such Lender so elects by notice to the Borrower setting out the basis of such election, the obligation of the Lenders to make additional Loans based on Eurodollar Rates shall be suspended until such change ceases to be in effect, and during such suspension a Lender's portion of all Loans requested to be made based on Eurodollar Rates shall instead bear interest at the applicable Variable Rate.

               (9) Notwithstanding anything herein contained to the contrary, if, prior to or during any Interest Period with respect to which a Eurodollar Rate is in effect, any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for a Lender to fund or maintain its funding in Eurodollars of any portion of the principal amount of a Note or otherwise to give effect to such Lender's obligations as contemplated hereby, (A) the Agent Bank may by written notice to the Borrower declare the Lenders' obligations in respect of the Eurodollar Rate pricing option to be terminated forthwith, (B) the Eurodollar Rate option with respect to the Lenders shall forthwith cease to be in effect, and interest shall from and after such date be calculated at the interest rate based on the Base Rate otherwise applicable and (C) the Borrower hereby agrees to indemnify each Lender against any loss or expense suffered by it in liquidating prior to maturity Eurodollar deposits which correspond, directly or indirectly, to its pro rata share of the principal amount of the Note to which a Eurodollar Rate was applicable. Each Lender shall certify the amount of such loss or expense to the Borrower and such certification shall be conclusive in the absence of manifest error.

               (10) The Lenders have indicated that if the Borrower elects a Eurodollar Rate, the Lenders may wish to purchase in the London Inter-Bank Eurocurrency Market one or more Eurodollar deposits in order to fund or maintain their funding of their pro rata shares of the principal amount of the Note to which a Eurodollar Rate pricing option is applicable during the Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid under a Eurodollar Rate pricing option and any other amounts owing under this Section 2 with respect to Eurodollar Loans.

     (c) Default Rate. After (i) maturity of the Loans, whether scheduled, by acceleration or otherwise, and whether prior to or after a judgment against the Borrower or (ii) the occurrence of, and during the continuance of, an Event of Default under Section 8.1, the Borrower shall pay to the Lenders, on demand, an additional amount as a premium on all unpaid amounts from the due date until paid in full at a rate or rates per annum equal to two (2) percentage points above the rate or rates otherwise applicable in accordance with the terms of this Agreement.

     2.5 Reserve Requirements; Change in Circumstances. If, during the term of this Agreement, a Lender shall reasonably have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent Bank) of a written request therefor (which shall be conclusive in the absence of manifest error), the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.


     2.6 Voluntary and Mandatory Prepayments; Commitment Reductions

     (a) Voluntary Prepayments; Commitment Reductions. The Borrower shall be permitted to prepay the Loans from and after the Conversion Date in whole or in part, without penalty or premium, or reduce or terminate the Total Commitment at any time, without penalty or premium except as otherwise stated herein, upon the following terms:

          (i) The Borrower shall provide the Agent Bank with at least one (1) Business Day's prior written notice of its intention to prepay.

          (ii) Each prepayment shall be made on a pro rata basis to the Lenders.

          (iii) The Total Commitment may be reduced (pro rata between the Lenders) or terminated upon at least one (1) Business Day's notice; provided, however, that such Commitment may not be reduced below the outstanding principal amounts of the Loans on such date.

     (b) Mandatory Prepayments. In addition to the Borrower's right of voluntary prepayment:

          (i) From and after the Conversion Date, the Borrower shall make mandatory prepayments of the Loans to the Lenders, on a pro rata basis, in an amount equal to fifty percent (50%) of Excess Cash Flow for the immediately preceding fiscal year. Such payments shall be made annually, no later than May 1 of each year in respect of the prior fiscal year, commencing on May 1, 2,000 in respect of fiscal year 1999.

          (ii) If at any time the outstanding principal amount of the Loans exceeds the Total Commitment, the Borrower shall make mandatory prepayments of the Loans to the Lenders, on a pro rata basis, within two (2) Business Days thereof, in such amounts as may be necessary to eliminate such excess.

          (iii) The Borrower shall make mandatory prepayments of the Loans to the Lenders, on a pro rata basis, in an amount equal to 100% of the net cash proceeds (after payment of related taxes and expenses) from the sale of its assets outside the ordinary course of business.

          (iv) From and after the Conversion Date, the Borrower shall make mandatory prepayments of the Loans to the Lenders, on a pro rata basis, in an amount equal to 100% of the net cash proceeds obtained by the Borrower through the issuance of Approved Debt.

     (c) Application of Prepayments. Voluntary and mandatory prepayments made to the Lenders pursuant to this Section 2.6 shall be made on a pro rata basis. All prepayments shall be applied by each Lender first to late charges and other costs, then to accrued but unpaid fees, then to accrued but unpaid interest and thereafter in reduction of outstanding principal amounts in the inverse order of maturity.

     (d) Prepayment of Eurodollar Loans. In the event that the Borrower makes a prepayment (whether voluntary or mandatory) of any portion of a Eurodollar Loan on a day other than the last day of an Interest Period with respect thereto, the Borrower will pay to the Lenders, upon demand, an amount or amounts equal to the amount, if any, by which the interest which would have been payable on the last day of the relevant Interest Period exceeds the amount of interest (as reasonably determined by each such Lender) that each such Lender would have obtained by placing its pro rata share of the amount so prepaid on deposit in the London Inter-Bank Eurocurrency market for a period commencing on the date following such prepayment and ending on the last day of such Interest Period.

The respective Lender's calculation of such amounts shall be conclusive in the absence of manifest error.

     (e) Permanent Reduction of Commitment. Any mandatory prepayment shall permanently reduce the Total Commitment on a pro rata basis, by the amount of such prepayment.

     2.7 Reimbursement of Certain Expenses. In addition to amounts hereinabove set forth, the Borrower agrees to pay to the Lenders with respect to the Loans, on a pro rata basis, an amount certified by the Agent Bank to be sufficient to compensate the Lenders for all actual losses, reasonable out-of-pocket expenses, funding expenses or costs incurred in connection with the Borrower's (a) failure to borrow or prepay a Eurodollar Loan pursuant to a written notice given hereunder with respect thereto or (b) repayment upon acceleration or prepayment of principal bearing interest at a Eurodollar Rate. The certification by the Agent Bank hereunder shall be conclusive in the absence of manifest error.

     2.8 Security. The Notes and other obligations of the Borrower shall be secured by and entitled to the benefits of (i) the Security Agreements, (ii) the Guaranty Agreements, (iii) the Pledge Agreements, (iv) the Blocked Account Agreements and (v) the Assignments of Tenant's Interest Under Leases.


     2.9 Payments Among the Agent Bank and the Lenders.

     (a) Except as otherwise provided herein, the Borrower agrees that: (A) each Loan hereof will be made by the Lenders to the Agent Bank for the account of the Borrower and each payment of the Commitment Fee shall be made to the Agent Bank for the account of the Lenders pro rata in accordance with their respective percentages of the Total Commitment, (B) payments and prepayments of principal or interest will be made by the Borrower to the Agent Bank for the account of the Lenders pro rata in accordance with the unpaid principal amount of the Loans, as applicable, and (C) any reduction in the Total Commitment shall reduce each Lender's Commitment pro rata in accordance with its percentage of the Total Commitment.

In the event any payments to the Lenders by the Agent Bank described in Section 2.9(a)(B) are not received by any Lender from the Agent Bank on the Business Day immediately following the date the Agent Bank receives such payment from the Borrower, the Agent Bank shall owe such Lender the amount of such payment, together with interest thereon, for each day from the date such amount is in possession of the Agent Bank on behalf of the

Lenders until the date such amount is paid by the Agent Bank to the Lenders, at the rate computed by taking the Base Rate in effect from time to time and increasing it by 1.5%. The Agent Bank shall be deemed to be delinquent with respect to such payment until all payments to the Lenders have been paid in full.

     (b) The Agent Bank shall have no obligation to fund any amounts to the Borrower pursuant to a Loan Request unless such amounts are actually received from the Lenders. In the event funds are not received from a Lender on the Business Day immediately prior to a Borrowing Date, the Agent Bank may assume that such Lender will make such funds available to the Agent Bank on the Borrowing Date (if such Lender has not notified the Agent Bank that it will not make funds available to the Agent Bank) and the Agent Bank, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such funds available to the Agent Bank and the Agent Bank has made a corresponding amount available to the Borrower, such Lender (a "Delinquent Lender") agrees to repay to the Agent Bank such corresponding amount within one (1) Business Day of such advance to the Borrower. Such amount shall be paid by the Delinquent Lender, together with interest thereon, for each day from the date such amount is advanced to the Borrower by the Agent Bank on behalf of such Delinquent Lender until the date such amount is repaid to the Agent Bank, at the rate computed by taking the Base Rate in effect from time to time and increasing it by 1.5%. If such Delinquent Lender shall repay to the Agent Bank such corresponding amount, such amount so repaid shall constitute a Loan under such Delinquent Lender's Commitment. If such Delinquent Lender does not pay such corresponding amount within one (1) Business Day, the Agent Bank shall be entitled to all interest earned thereon through the date of the payment of any such amount by such Delinquent Lender. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding principal, interest, fees or otherwise to the nondelinquent Lenders for application to, and reduction of, their respective pro rata share of all outstanding Loans to the extent of the delinquency. The Delinquent Lender hereby authorizes the Agent Bank to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payment to all outstanding Loans of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

                  (c) Nothing contained in this Section 2.9 shall be construed to relieve any Lender of its obligation to make funds available to the Agent Bank under this Agreement except as otherwise expressly provided herein, nor to relieve the Borrower of its obligation to make any payment when due.


SECTION 3. LETTERS OF CREDIT

     3.1 Availability of Letters of Credit. In addition to cash advances under the Loans, the Borrower may draw on the Total Commitment by requesting the issuance by the Agent Bank, for the account of the Borrower, of one or more letters of credit (individually, a "Letter of Credit" and collectively the "Letters of Credit") upon terms and in form reasonably satisfactory to the Agent Bank; provided that the Agent Bank shall have no obligation to issue a Letter of Credit if, after giving effect to such issuance the aggregate principal amount of all Reimbursement Obligations would, when added to the then outstanding principal amount of the Loans, exceed the Total Commitment. The Letters of Credit shall have terms which do not extend beyond the Maturity Date and shall not be issued or renewed for the purpose of supporting or permitting repayment of any Indebtedness for borrowed money or similar obligations of the Borrower (except for those set forth in Schedule 3.1 or those reasonably acceptable to the Agent Bank). At no time shall the aggregate principal amount of all Reimbursement Obligations in respect of all outstanding Letters of Credit exceed $4,000,000.

     3.2 Letter of Credit Request. Each request by the Borrower for the issuance of a Letter of Credit (a "Letter of Credit Request") shall be made in writing, in a form prescribed by the Agent Bank from time to time. Each Letter of Credit Request shall be submitted at least five (5) Business Days before the day on which the Letter of Credit is to be issued. Each Letter of Credit Request shall contain the information and other evidence reasonably required by the Agent Bank to establish that all conditions precedent to the requested Letter of Credit have been satisfied. Each Letter of Credit Request shall include an express representation and warranty (and shall be deemed to include the representation and warranty if it is not expressly included) by the Borrower that (i) all of the representations and warranties set forth in Section 5 hereof continue to be true and correct in all material respects on the date of the Letter of Credit Request, (ii) all conditions precedent to the requested Letter of Credit have been satisfied as of the time the Letter of Credit Request is submitted to the Agent Bank and (iii) the business and financial ratios and covenants set forth in Section 7.19 have been met and (iv) no Event of Default or Potential Event of Default exists. The Borrower shall attach to each Letter of Credit Request a form of the Letter of Credit, issuance of which is requested by the Borrower, which form shall have been substantially agreed upon by the intended beneficiary of such Letter of Credit.

     3.3 Utilization of Commitment. Upon the issuance of any Letters of Credit, on each day during the period commencing with the issuance by the Agent Bank of any such Letters of Credit and until the time on which such Letters of Credit shall have expired or have been terminated or until all Reimbursement Obligations of the Borrower have been paid, whichever is earlier, the Total Commitment shall be reduced by the amount of the face amount of the Letters of Credit for all purposes hereof.

     3.4 Reimbursement Obligations. Amounts paid by the Agent Bank upon any drawing under a Letter of Credit shall be reimbursed by the Borrower on or before 1:00 p.m. New York City time on the date of honoring such drawing (the "Reimbursement Time") as provided in Section 3.5. The Borrower's obligation to reimburse the Agent Bank under this Section 3.4 for payments and disbursements made by the Agent Bank in respect of each drawing shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Agent Bank or the Lenders (other than any set-off, counterclaim or defense arising out of an act or acts of gross negligence or willful misconduct by the Agent Bank or the Lenders), including any defense based on (a) the failure of any presentation or demand for payment under any Letter of Credit to conform to the terms of any Letter of Credit if the Borrower has requested in writing that the Agent Bank honor such Letter of Credit despite the non-conformance; (b) any nonapplication or misapplication by any beneficiary of the proceeds of any Letter of Credit; (c) the legality, validity, regularity or enforceability of any Letter of Credit; (d) any amendment or waiver of or any consent to or departure from this Agreement; (e) any exchange, release or non-perfection of any Collateral, or any release, amendment or waiver of or consent to or departure from any guaranty; (f) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the beneficiary or any transferee of any Letter of Credit (or any entities for whom such beneficiary or any such transferee may be acting), or any other Person, whether in connection with this Agreement, the transaction in respect of which such Letter of Credit was issued, or any unrelated transaction; (g) any presentation or demand under or transfer of any Letter of Credit or any statement or other document presented under any Letter of Credit proving to be unauthorized, forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; and (h) any law, order, regulation or custom in effect in the places of negotiation or payment of any Letter of Credit.

     3.5 Fulfillment of Reimbursement Obligations. The Borrower's obligation to reimburse the Lenders under Section 3.4 for any amounts paid in respect of a drawing shall be fulfilled as follows:

          (a) Subject to fulfillment of each and every condition provided in
     Section 4 hereof by the Reimbursement Time, the amounts paid by the Agent Bank under such drawing shall be treated as a Loan under this Agreement and in such event the Lenders agree to fund such Loan pro rata.

          (b) If clause (a) above cannot apply because the conditions of Section 4 are not met, the Borrower shall make a payment in cash to the Agent Bank, to be applied pro rata among the Lenders in accordance with Section 3.11, on or before the Reimbursement Time, in an amount equal to the drawing under the Letters of Credit.

     3.6 Interest on Amounts Advanced under Letter of Credit Drawings. On each day during the period commencing with the issuance by the Agent Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated and until all Reimbursement Obligations have been paid, the Total Commitment shall be deemed to be utilized for all purposes hereof, in an amount equal to each Lender's percentage of the Total Commitment of the then undrawn face amount of each Letter of Credit and any unpaid Reimbursement Obligation. The interest rate applicable to such amounts shall be determined by reference to
Section 2.4 hereof.

     3.7 Letter of Credit Fees. Upon the issuance of each Letter of Credit, the Borrower shall pay to the Agent Bank a letter of credit issuance fee (the "Issuance Fee") of $500. The Borrower shall pay to the Agent Bank, for the benefit of the Lenders, on a pro rata basis, an additional Letter of Credit fee (the "Maintenance Fee", together with the Issuance Fee, the "Letter of Credit Fees") quarterly in advance, beginning with the last day of the first Quarter in which the Agent Bank has issued a Letter of Credit. The Letter of Credit Fee shall be paid to the Agent Bank on the daily undrawn face amount of each Letter of Credit outstanding for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, at a rate per annum based upon the Leverage Ratio as follows:

       Total Consolidated Debt/                               Fee as a % of
          Consolidated EBITDA                                Face Amount of
(for the preceding four Quarters) minus                     Letter of Credit
         Capital Expenditures                                  (per annum)
         --------------------                                  -----------

    Greater than or equal to 2.00                                 2.25%
    Less than 2.00 but
      greater than or equal to 1.00                               1.75%

    Less than 1.00                                                1.50%

     3.8 Additional Conditions to Issuance of Letters of Credit. The issuance by the Agent Bank of each Letter of Credit shall further be subject to the conditions precedent that (a) such Letter of Credit be in such form and contain such terms as reasonably required by the Agent Bank and be used only for Permitted Uses and (b) the Borrower shall have paid to the Agent Bank for its own account the Issuance Fee in connection with issuing each such Letter of Credit.

     3.9 Additional Costs in Respect of Letters of Credit. If as a result of any new law, rule or regulation or any change in an existing law, rule or regulation there shall be imposed, modified or deemed applicable any tax (except for taxes imposed on a Lender's or Agent Bank's net income by the United States or any other government having jurisdiction or any political subdivision or taxing authority thereof), reserve, special deposit or similar requirement against or with respect to or measured by reference to any Letter of Credit issued or to be issued by the Agent Bank hereunder and the result shall be to increase the cost to the Agent Bank of issuing or maintaining such Letter of Credit or such participation, or reduce any amount receivable by the Agent Bank hereunder in respect of such Letter of Credit or such participation, then, upon demand by the Agent Bank, the Borrower agrees to pay immediately to the Agent Bank such additional amounts as the Agent Bank shall from time to time specify as necessary to compensate the Agent Bank for such increased costs or reductions in amounts. A statement as to such increased costs or reductions in amounts incurred by the Agent Bank, submitted to the Borrower, shall be conclusive, absent manifest error, provided that such costs or reductions are determined on a reasonable basis.

     3.10 Commercial Practices in Respect of Letters of Credit. Notwithstanding anything to the contrary in this Agreement, the Agent Bank shall have no obligation to issue any Letter of Credit if, in its sole determination, such issuance would conflict with or violate any applicable law. All Letters of Credit shall be construed in accordance with and shall be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication 500 (1993 revision) (the "UCP") and, to the extent not inconsistent with the UCP, the U.C.C. Without affecting any rights the Agent Bank or the Lenders may have under applicable law (including the UCP), the Borrower agrees that neither any Lender or the Agent Bank nor any of their respective officers or directors shall be liable or responsible for, and the obligations of the Borrower to the Agent Bank or the Lenders hereunder shall not in any manner be affected by: (a) the use which may be made of any Letter of Credit or the proceeds thereof by the beneficiary thereof or any other Person; (b) the validity, sufficiency or genuineness of documents other than the Letters of Credit, or of any endorsement(s) thereon, even if such documents should, in fact, prove to be in any or all respects, invalid, insufficient, fraudulent or forged; or (c) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit except that the Borrower shall have a claim against the Agent Bank, and the Agent Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves are caused by the Agent Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms of such Letter of Credit or the Agent Bank's willful failure to pay under such Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Agent Bank may accept documents that appear on their face to be in order without responsibility for further investigation, regardless of any notice or information to the contrary.

     3.11 Lender's Participation in Liability. Each Lender hereby agrees that upon the issuance by the Agent Bank of any Letter of Credit, such Lender will automatically acquire a participation under such Letter of Credit in an amount equal to the product of the face amount of the Letter of Credit, multiplied by such Lender's percentage of the Total Commitment (the amount of liability of each Lender to the Agent Bank as calculated pursuant to this Section 3.11 being referred to herein as the "Letter of Credit Liability"). Each Lender hereby unconditionally agrees to pay to the Agent Bank at the address of the Agent Bank set forth in this Agreement in immediately available funds (not later than 4:00 p.m. New York City time on the Business Day on which the Agent Bank will send a notice to such Lender that the Agent Bank has paid amounts in respect of a drawing under any Letter of Credit) the amount of such Lender's Letter of Credit Liability specified in such notice, provided that such notice is received by such Lender by not later than 1:00 p.m. New York City time, on such Business Day. Simultaneously with the making of each payment by a Lender to the Agent Bank pursuant to the preceding sentence, the Agent Bank will, automatically and without any further action on the part of the Agent Bank or such Lender, acquire a participation in an amount equal to such payment in the Reimbursement Obligation owing by the Borrower in respect of such drawing and a participation in a percentage equal to such Lender's percentage of the Total Commitment in any interest payable by the Borrower in respect of such Reimbursement Obligation. Each payment received by the Agent Bank in respect of any Reimbursement Obligation (including by way of set-off or application of proceeds or any collateral security for such Reimbursement Obligation) will be promptly paid by the Agent Bank to the Lenders entitled thereto, pro rata, in accordance with the amounts of the Lenders' respective participation in such Reimbursement Obligation.


SECTION 4. CONDITIONS PRECEDENT

     No Lender shall be required to make any Loan or to make any other advance in connection therewith and the Agent Bank shall not be required to issue any Letter of Credit to the Borrower unless the following conditions have been satisfied prior thereto:

     4.1 Representations and Warranties; Compliance. All representations and warranties made by the Borrower and the Parent in this Agreement or in the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct on and as of the Borrowing Date with the same force and effect as though such representations and warranties had been made on and as of the Borrowing Date. All of the agreements, terms, covenants and conditions required by this Agreement and the other Loan Documents to be complied with and performed by the Parent, the Borrower and the Subsidiaries shall have been complied with and performed.

     4.2 No Default. No Event of Default shall have occurred and be continuing on and as of the Borrowing Date.

     4.3 No Adverse Change; No Litigation. No adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrower, the Parent and the Subsidiaries, taken as a whole, and no other event shall have occurred which creates a Material Adverse Effect. No actions, suits, claims, arbitrations, litigation, proceedings or investigations before or by any arbitrator or Governmental Authority shall have been instituted or threatened to restrain, prohibit, invalidate or otherwise affect the transactions contemplated by this Agreement, the other Loan Documents or the Merger Documents.

     4.4 Authorizations Obtained. All approvals, licenses, authorizations, consents, filings and registrations of or with all Governmental Authorities and other Persons which shall be necessary or which in the reasonable judgment of the Agent Bank or counsel to the Agent Bank shall be desirable in connection with the execution, delivery and performance of this Agreement, the other Loan Documents, the Merger Documents and the transactions contemplated hereby and thereby, shall have been obtained, shall be in form and substance reasonably satisfactory to the Agent Bank and counsel to the Agent Bank, shall have been delivered to the Agent Bank and shall be in full force and effect at and as of such Borrowing Date.

     4.5 Documentation and Proceedings. All corporate and legal proceedings and all instruments delivered in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Merger Documents shall be in form and substance reasonably satisfactory to the Agent Bank and counsel to the Agent Bank, and the Agent Bank and such counsel shall have received all information and copies of all documents (including records of corporate proceedings) which the Agent Bank and such counsel may have reasonably requested in connection herewith or therewith, such documents where appropriate to be certified by proper corporate or Governmental Authorities, including, without limitation, the following:

          (a) Resolutions of Borrower. Certified copies of resolutions of the Board of Directors of the Borrower authorizing the borrowing contemplated hereby, the creation of a security interest in favor of the Agent Bank in the Collateral owned by the Borrower, and the execution and delivery by the Borrower of this Agreement, the Notes, its Security Agreement, the Assignment and Assumption Agreement, the Merger Documents to which it is a party and of all other instruments and documents called for hereunder and thereunder to be executed and delivered by the Borrower.

          (b) Resolutions of Parent. Certified copies of resolutions of the Board of Directors of the Parent authorizing the creation of a security interest in favor of the Agent Bank in the Collateral owned by the Parent, and authorizing the execution and delivery by the Parent of this Agreement, its Guaranty Agreement, its Pledge Agreement the Merger Documents to which it is a party, and of all other instruments and documents called for hereunder and thereunder to be executed and delivered by the Parent.

          (c) Resolutions of Subsidiaries. Certified copies of resolutions of the Board of Directors of each Subsidiary authorizing the creation of a security interest in favor of the Agent Bank in the Collateral owned by each such Subsidiary, and authorizing the execution and delivery by each Subsidiary of its Guaranty Agreement, its Security Agreement, the Merger Documents to which it is a party and of all other instruments and documents called for hereunder and thereunder to be executed and delivered by each such Subsidiary.

          (d) Articles of Incorporation and Bylaws. Copies of the articles of incorporation and bylaws of each of the Borrower, the Parent and the Subsidiaries, certified by each such corporation's respective corporate secretary to be true and complete.

          (e) Certificates of Good Standing. Certificates of good standing of each of the Borrower, the Parent and the Subsidiaries in the state in which it is incorporated and in each of the states listed on Schedules 5.1(a), 5.1(b) and 5.2, respectively, dated as of a date within fifteen (15) days of the Closing Date.

          (f) Officer's Certificates of Borrower and Parent. An Officer's Certificate of each of the Borrower and the Parent, dated the Borrowing Date and substantially in the form attached hereto as Schedule 4.5(f), certifying in form and substance satisfactory to the Agent Bank that the conditions precedent specified in Sections 4.1 through 4.5 hereof have been satisfied, and that the representations and warranties specified in Sections 5.1 through 5.35 hereof are true and correct at and as of such Borrowing Date.

          (g) Incumbency Certificates. Certificates of incumbency showing the signatures and corporate authority of the persons executing Loan Documents on behalf of each of the Borrower, the Parent and any Subsidiary.

          (h) Opinions of Counsel. (i) The opinions of counsel to the Borrower, the Parent, and the Subsidiaries, dated the Closing Date and addressed to the Lenders, substantially in the form of Exhibit G hereto and (ii) the opinion of counsel to the Borrower, the Parent and the Subsidiaries, dated the date hereof, substantially in the form of Exhibit G-1 hereto. On subsequent Borrowing Dates, the Borrower shall deliver updates of the opinion in the form of Exhibit G-1 hereto in the event the funding on such Borrowing Date (1) is in an amount equal to or greater than $5,000,000, (2) is in an amount greater than $2,000,000 and is for the purpose of making a Permitted Acquisition or (3) is being made within one hundred and eighty
     (180) days after the occurrence of an Event of Default which has been cured in accordance with this Agreement.

          (i) Notes. The fully executed Notes.

          (j) Guaranty Agreements. The fully executed Guaranty Agreements from the Parent and each of the Subsidiaries.

          (k) Pledge Agreements. The fully executed Pledge Agreements (together with the original stock certificates and assignment powers required thereunder and any appropriate Federal Reserve Forms U-1) from the Parent and the Borrower.

          (l) Security Agreements. The fully executed Security Agreements from the Parent, the Borrower and each of the Subsidiaries.

          (m) Blocked Account Agreements. The fully executed Blocked Account Agreements from the Parent, the Borrower and each of the Subsidiaries.

          (n) U.C.C Financing Statements. U.C.C.-1 financing statements required under the Security Agreements, all of which financing statements shall be filed in the appropriate jurisdictions.

          (o) U.C.C., Tax Lien and Judgment Searches. Such title reports and lien and judgment searches as are necessary to demonstrate that the title of each of the Borrower, the Parent and the Subsidiaries to the Collateral is free and clear of all Liens except Permitted Liens, that all U.C.C.-1 financing statements required to perfect the security interests of the Agent Bank have been duly filed in the appropriate offices, and that all pledges of uncertificated securities, if any, included in the Collateral have been duly registered, so that, when the Loans are advanced, the security interests of the Agent Bank in the Collateral will be valid, perfected and of first priority.

          (p) Insurance Policies or Certificates. Insurance binders evidencing that the insurance required by Sections 6.14 and 6.22 has been obtained.

          (q) Mortgage and Collateral Assignments of Leases. Assignments of Tenant's Interest under Leases with respect to the offices of the Borrower and the Subsidiaries. If the Agent Bank requests, any Assignment of Tenant's Interest Under Leases shall be recorded in the appropriate land record offices unless to do so would cause a breach of a lease subject to such Assignment of Tenant's Interest Under Leases. The Borrower shall have executed and delivered a mortgage in favor of the Agent Bank as the first mortgagee, covering each parcel of Owned Real Property, which such mortgage shall be recorded among the land records of the jurisdiction(s) in which the Owned Real Property is located.

          (r) Landlords'/Mortgagees' Waivers. A Landlord's Waiver and Consent, executed by each landlord of the offices of the Borrower and the Subsidiaries, subject to the provisions of Section 6.15. The waiver shall include a consent to the Assignment of the Tenant's Interest Under Leases and shall assure the Agent Bank of its ability to gain access to such premises and remove the Collateral without interference by the landlord, even if the Borrower is in default under any leases or mortgages (or deeds of trust) affecting such premises.

          (s) Collateral Audit Report. An audit report prepared by an independent certified public accounting firm selected by the Agent Bank as to the existence and value of the Collateral, which audit report shall be reasonably satisfactory to the Agent Bank.

          (t) Repayment of Existing Indebtedness. Written evidence satisfactory to the Agent Bank that (i) all of the Existing Indebtedness, including, without limitation, all principal, interest, costs and expenses thereon, has been fully and finally paid, (ii) no obligations are due and owing by the Borrower to any holder of Existing Indebtedness and (iii) all liens in connection with the Existing Indebtedness have been fully released by appropriate UCC-3 termination statements.

          (u) Assignment and Assumption Agreement. The fully executed Assignment and Assumption Agreement.

     4.6 Recurring Security Services Contracts. The Agent Bank shall be satisfied that all of the Recurring Security Services Contracts in existence as of the Closing Date were Stamped within sixty (60) days after the Closing Date and that all Recurring Security Services Contracts entered into since the Closing Date have been stamped.

     4.7 Non-U.S. Subsidiaries. The Agent Bank shall be satisfied that the Non-U.S. Subsidiaries have been fully dissolved on or before December 31, 1996.


SECTION 5. REPRESENTATIONS AND WARRANTIES.

     In order to induce the Lenders and the Agent Bank to enter into this Agreement and to make the Loans and issue the Letters of Credit as herein provided, the Borrower and the Parent, jointly and severally, hereby make the following representations and warranties, which representations and warranties shall survive the execution and delivery of this Agreement and of the Notes and shall not be affected or waived by any inspection or examination made by or on behalf of the Agent Bank or the Lenders:


     5.1 Corporate Status.

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the full power and authority, corporate and otherwise, to own, operate and lease its properties, to carry on its business as currently conducted, to execute and deliver this Agreement, the Notes, its Security Agreement, the Assignment and Assumption Agreement, the Merger Documents and the other Loan Documents to which it is a party, and to perform all of its obligations under all such agreements and documents. The Borrower is duly qualified to conduct business as a foreign corporation and is in good standing in the states listed on Schedule 5.1(a) hereto. The Borrower is not qualified to conduct business in any other jurisdiction and there is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation has had or would result in a Material Adverse Effect.

     (b) The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full power and authority, corporate and otherwise, to own, operate and lease its properties, to carry on its business as currently conducted, to execute and deliver this Agreement, its Guaranty Agreement, its Pledge Agreement, the Merger Documents to which it is a party and the other Loan Documents to which it is a party, and to perform all of its obligations under all such agreements and documents. The Parent is duly qualified to conduct business as a foreign corporation and is in good standing in the states listed on Schedule 5.1(b) hereto. The Parent is not qualified to conduct business in any other jurisdiction, and there is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation has had or would result in a Material Adverse Effect.

     5.2 Subsidiaries. Neither the Parent nor the Borrower has any subsidiaries, any equity investment or other interest in, or has made advances to any corporation, association, partnership, joint venture or other entity, except as described on Schedule 5.2 hereto, which Schedule 5.2 sets forth (a) the authorized capital stock of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Parent or the Borrower, as the case may be, (b) the nature and amount of any such equity investment, other interest or advance, and (c) the state of incorporation of each Subsidiary. All of such shares owned by the Parent or the Borrower, as the case may be, have been duly authorized and validly issued and are fully paid and nonassessable. Other than the Non-U.S. Subsidiaries, each

Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the full power and authority, corporate and otherwise, to own, operate and lease its properties, to carry on its business as currently conducted, to execute and deliver its Security Agreement, its Guaranty Agreement, the Merger Documents to which it is a party and the other Loan Documents to which it is a party, and to perform all of its obligations under all such agreements and documents. Each Subsidiary is duly qualified to conduct business as a foreign corporation and is in good standing in the states listed on Schedule 5.2 hereto. The Subsidiaries are not qualified to conduct business in any other jurisdictions and there is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation has had or would result in a Material Adverse Effect. The Parent or the Borrower, as the case may be, owns all of the outstanding capital stock of each Subsidiary, free and clear of any Liens, except for Permitted Liens.

     5.3 Articles of Incorporation and Bylaws. The Borrower has furnished to the Agent Bank a complete and correct copy of the Articles of Incorporation of each of the Borrower, the Parent and each Subsidiary (other than the Non-U.S. Subsidiaries), as presently in effect, certified as of a recent date by the Secretary of State of their respective states of incorporation, and a complete and correct copy of the bylaws of each of the Borrower, the Parent and each Subsidiary (other than the Non-U.S. Subsidiaries), as currently in effect, certified by their respective corporate secretaries.

     5.4 Authorization; No Violations. The execution, delivery and performance of this Agreement, the Notes, the Merger Documents and the other Loan Documents by the Borrower, the Parent and any Subsidiary party thereto, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the due consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Borrower, the Parent and such Subsidiary (none of which actions have been modified or rescinded, and all of which actions are in full force and effect), and do not and will not:

          (a) Require any consent or approval of any Person, other than the stockholders of the Borrower, the Parent or such Subsidiary and with respect only to the Merger Documents, the Secretary of State of the State of Delaware; the Secretary of State of the State of New Jersey; the Pennsylvania Department of State, Corporation Bureau; the New York State Department of State, Division of

     Corporations and State Records; the Secretary of the Commonwealth, the Commonwealth of Massachusetts; the State of Texas, Secretary of State; the State of California, Franchise Tax Board; the Secretary of State, State of California; and the Division of Taxation, State of New Jersey, all of which consents and approvals have been duly obtained.

          (b) Conflict with, or violate any provision of, any statute, law, ordinance, rule, regulation, order, writ, judgment, injunction, decree, determination or award of any arbitrator or Governmental Authority having applicability to the Borrower, the Parent or any Subsidiary or any of their respective properties, or any provision of the Articles of Incorporation or bylaws of the Borrower, the Parent or any Subsidiary;

          (c) Conflict with, or result in any breach of, or constitute a default under, any indenture loan credit agreement, deed of trust, mortgage, note or other instrument or any material agreement, commitment, lease or contract to which the Borrower, the Parent or any Subsidiary is a party or by which it or any of its properties may be bound or affected; provided, however, that the parties understand that certain agreements and leases to which the Borrower, the Parent or any Subsidiary may be a party, none of which agreements and leases is material to the respective businesses of the Parent, the Borrower or such Subsidiary, prohibit assignment of such agreements and leases by the Borrower, the Parent or such Subsidiary; or

          (d) Result in or require the creation or imposition of or result in the acceleration of any Indebtedness or any Lien of any nature upon, or with respect to, the Borrower, the Parent or any Subsidiary or any of the properties now owned or hereafter acquired by the Borrower, the Parent or any Subsidiary.

     5.5 Governmental Approvals. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority or any state, county, or municipal agency, authority, commission or council, and, if applicable, public utility commissions and other entities exercising jurisdiction over the sale, lease (or rental), installation, servicing or monitoring of Security Services, on the part of the Borrower, the Parent or any Subsidiary is required for the valid execution, delivery or performance of any of the Loan Documents.

     5.6 Validity and Binding Nature. This Agreement constitutes, and each of the Notes, the other Loan Documents and the Merger Documents when executed and delivered hereunder will constitute, a legal, valid and binding obligation of the Borrower, the Parent and each Subsidiary party thereto, enforceable against the Borrower, the Parent and such Subsidiary, as the case may be, in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting generally the enforcement of creditors' rights.


     5.7 Capitalization.

          (a) The authorized capital stock of the Borrower consists solely of 2,000 shares of common stock, no par value, of which 2,000 shares have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. No shares of capital stock have been reserved for any purpose. There are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Borrower or of any of the Subsidiaries, other than as set forth on
     Schedule 5.7(a). There are no outstanding agreements, arrangements, commitments or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the Borrower's common stock, any other securities of the Borrower, or any securities of any Subsidiary, other than as set forth on Schedule 5.7(a).

          (b) The authorized capital stock of the Parent consists solely of 12,000,000 shares of common stock, par value $0.1 per share, of which, as of the date hereof, 5,828,062 shares were duly authorized and validly issued and are outstanding, fully paid and nonassessable. No shares of capital stock have been reserved for any purpose. There are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Parent, other than as set forth on Schedule 5.7(b). There are no outstanding agreements, arrangements, commitments or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the Parent's common stock or any other securities of the Parent, other than as set forth on Schedule 5.7(b).

     5.8 Financial Statements. All financial statements delivered to the Agent Bank, including, without limitation, audited financial statements for the year ending December 31, 1995 and unaudited financial statements for the Quarter ending June 30, 1996 of the Borrower delivered to the Agent Bank including the notes thereto, (i) are true, correct and complete, (ii) are in accordance with the books and records of the Borrower, the Parent and the Subsidiaries, (iii) present fairly the financial condition, assets, liabilities and stockholders' equity as of the respective dates indicated, and the results of operations and changes in financial position for the respective periods indicated, of the Borrower, the Parent and the Subsidiaries, and (iv) are prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Except as reflected in such balance sheets, there exist no liabilities of the Borrower, the Parent or any Subsidiary of a type customarily reflected in a balance sheet in accordance with generally accepted accounting principles, contingent or absolute, matured or unmatured, known or unknown. Officer's Certificates delivered to the Agent Bank after the date hereof which certify the truth and accuracy of the representations shall be deemed to apply to financial statements which the Borrower has most recently delivered to the Agent Bank as of the time of such certification.

     5.9 Conduct of Business; Absence of Material Adverse Change. Since the date of the most recent balance sheet delivered hereto, there has been no material adverse change in the business, operations, affairs, condition (financial or otherwise), assets, properties or assets of the Borrower, the Parent and the Subsidiaries, taken as a whole, as shown on the balance sheet as of such date, other than changes which are disclosed in the other Schedules attached hereto, and no fact or condition exists or is contemplated or threatened which might cause such material adverse change in the future.

     5.10 Taxes. The amounts reserved as a liability for income and other taxes payable in each balance sheet delivered pursuant to this Agreement will be sufficient for the payment of all unpaid federal, state, county and local income and other taxes, whether or not disputed, of the Borrower, the Parent and of each Subsidiary accrued for or applicable to the period ended on the dates of such balance sheet(s) and all years and periods prior thereto and for which the Borrower, the Parent or any Subsidiary may be liable in its own right or as transferee of the assets of, or as successor to, any other Person. Except as set forth on Schedule 5.10, the Borrower, the Parent and each Subsidiary has filed all federal, state, county and local income, excise, property and other tax returns which are required to be filed by it and such returns are true and correct. Each of the Borrower, the Parent and each Subsidiary has paid all taxes, estimated taxes, interest, penalties, assessments and deficiencies which have become due pursuant to such returns or without returns or pursuant to any assessments received by it, and none of the Borrower, the Parent or any Subsidiary is required to pay any additional taxes or other governmental charges. Neither the Borrower nor the Parent nor any Subsidiary is a party to any pending action or proceeding, and there is no action or proceeding threatened by any Governmental Authority against the Borrower, the Parent or any Subsidiary for assessment or collection of taxes, and no unresolved claim for assessment or collection of taxes has been asserted against the Borrower, the Parent or any Subsidiary. There are no outstanding agreements or waivers with any Governmental Authority extending the statutory period of limitation applicable to any tax return for any period, other than those relating to the extension of time to file tax returns.

     5.11 Accounts Receivable. The accounts receivable of the Borrower, the Parent and the Subsidiaries shown on the most recent balance sheet delivered hereto, or thereafter acquired by any of them, have been collected or are good and collectible in amounts not less than the amounts thereof carried on the books of the respective owners except to the extent of the allowance for doubtful accounts shown on such balance sheet.

     5.12 Debt Instruments. Attached hereto as Schedule 5.12 is a list and brief description of the material terms, provisions and conditions of all mortgages, indentures, notes, guarantees and other obligations for or relating to any Indebtedness to which the Borrower, the Parent or any Subsidiary is a party or which have been assumed by the Borrower, the Parent or any Subsidiary or to which any properties or assets of the Borrower, the Parent or any Subsidiary are subject which equal or exceed $100,000 for any single item of Indebtedness or in the aggregate equal or exceed $100,000, including the principal amount, interest rate, original and maturity dates and any sinking fund installments, prepayment premiums, restrictive covenants and any other material provisions. Except as described on Schedule 5.12, each of the Borrower, the Parent and each Subsidiary has performed all the obligations required to be performed by it to the date hereof and is not in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

     5.13 Bank Accounts. Attached hereto as Schedule 5.13 is a complete list showing the name of each bank in which the Borrower has accounts (including a description of the account), certificates of deposit or safe deposit boxes, and the names of all Persons authorized to draw thereon or to have access thereto. Such list also shows the name of any Person holding a power of attorney from the Borrower and a brief description thereof.

     5.14 Books and Records. The books of account, stock records, minute books and other records of the Borrower, the Parent and of each Subsidiary are in all material respects complete and correct and have been maintained in accordance with good business practices, and the matters contained in the books of account are appropriately and accurately reflected in the financial statements described in Section 5.8.

     5.15 Litigation. Except as set forth on Schedule 5.15(a), there are no actions, suits, protests, reconsiderations or proceedings pending, against or affecting the Borrower, the Parent or a Subsidiary before or by any arbitrator or Governmental Authority. Except as set forth on Schedule 5.15(b), there are no actions, suits, protests, reconsiderations or proceedings threatened against the Borrower, the Parent or a Subsidiary which would, if actually pursued and liability is determined against the Borrower, the Parent or such Subsidiary, result in a Material Adverse Effect. Neither the Borrower nor the Parent nor any Subsidiary (i) is operating under, subject to or in default with respect to any order, writ, injunction, decree or judgment of any arbitrator or Governmental Authority or (ii) is in default with respect to the requirements of any Operating License held by any such Person.

     5.16 No Restrictive Agreements. Except as set forth on Schedule 5.16, neither the Borrower nor the Parent nor any Subsidiary is a party to any agreement or subject to any corporate, governmental, or other legal restrictions which could have a Material Adverse Effect.

     5.17 Licenses. The Borrower, the Parent and each Subsidiary have duly secured all necessary Operating Licenses, and have filed all required registrations, applications, reports and other documents with the entities exercising jurisdiction over the sale, lease (or rental), installation, servicing and monitoring of Security Services, the absence of which Operating Licenses and filings would result in a Material Adverse Effect. All such Operating Licenses are listed on Schedule 5.17. Each Operating License is in full force and effect and the Borrower, the Parent and each Subsidiary have performed all of their respective obligations with respect thereto which are required to have been performed prior to the applicable date. No event has occurred which permits, or after notice or lapse of time (if not renewed within required time limits) or both would permit, revocation or termination of any such Operating License or which materially adversely affects or will materially adversely affect the rights of such holder or which has or will have a Material Adverse Effect.

     5.18 Fees. Each of the Borrower, the Parent and each Subsidiary has paid all franchise, license or other material fees and charges which it is obligated to pay and which have become due pursuant to any Operating License.

     5.19 Title to Property. Each of the Borrower, the Parent and the Subsidiaries has good and marketable title to all of its properties and assets, and none of such properties or assets is subject to any Liens, other than Permitted Liens. As of the date hereof, only the Borrower, the Parent or a Subsidiary, as the case may be, has legal and beneficial title to, and is the only Person who operates, all of such properties and assets. Schedule 5.19 is a correct and complete listing of the locations of all the assets and properties of each of the Borrower, the Parent and the Subsidiaries. Each of the Borrower, the Parent and the Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary for the operation of such properties and assets, and all such leases are valid and subsisting and are in full force and effect; none of such leases contains any provision restricting the incurrence of indebtedness by the lessee or any unusual or burdensome provision materially adversely affecting the current or proposed operations of such lessee. The Borrower has provided to each landlord of the Leased Real Property listed on
Schedule 6.15, the form of Landlord's Waiver and Consent.

     5.20 Patents, Trademarks, Licenses. Each of the Borrower, the Parent and the Subsidiaries has rights to or has agreed to purchase all material patents, trademarks, service marks, trade names, copyrights, and franchises, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others and subject only to Permitted Liens.

     5.21 Names. Other than as set forth on Schedule 5.21, none of the Borrower, the Parent or any Subsidiary nor any of their respective predecessors operates or does business or within the past five years, has operated or done business, under a fictitious, trade or assumed name or has had a corporate or partnership name other than its current name.

     5.22 Federal Reserve Regulations. No part of the proceeds of the Loans will be used to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or any "margin securities" (as defined in Regulation G of the Board of Governors of the Federal Reserve System), or to extend credit to others for the purpose of purchasing or carrying any such "margin stock" or "margin securities", or for the purpose of reducing or retiring any indebtedness which was originally incurred for the purpose of purchasing or carrying any such "margin securities" or "margin stock", or for any purpose which would cause this Agreement to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System.

     5.23 Investment Company Act. Neither the Borrower nor the Parent nor any Subsidiary is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     5.24 Pension and Benefit Plans. There are no Plans maintained by the Borrower, the Parent or any Subsidiary, or under which the Borrower, the Parent or any Subsidiary has any liability, other than those described on Schedule 5.24 attached hereto. No Plan or trust forming a part thereof has been terminated. All Plans and the trusts forming a part thereof have been administered and enforced in accordance with their terms, and no disputes are pending or threatened with respect thereto. All Plans and any trusts forming parts thereof which are subject to ERISA are and have been administered in compliance with ERISA and all applicable rules and regulations issued thereunder, and no Reportable Event has heretofore occurred with respect thereto. No person has participated in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) that could subject the Borrower, the Parent or any Subsidiary to any tax, penalty or liability. No accumulated funding deficiency (as defined in Section 302 of ERISA) and no liability to the PBGC has been or is expected to be incurred with respect to any Plan. All Plans which are "employee pension benefit plans" as defined in Section 312 of ERISA since their adoption have qualified and do qualify under Section 401 of the Code. All trusts established under any Plans are exempt from taxation pursuant to Section 501(a) of the Code.

     5.25 Compliance with Applicable Laws. Except as set forth on Schedule 5.25, the Borrower, the Parent and each Subsidiary has complied and is in full compliance with all statutes, laws, ordinances, regulations, rules, determinations, orders, judgments and decrees applicable to them and to the assets, properties and business of the Borrower, the Parent, and each Subsidiary, including, without limitation, all applicable federal and state securities laws and regulations, and all federal, state and local statutes, laws, ordinances, regulations, rules, orders, judgments and decrees pertaining to the sale, leasing, ownership or management of real property, pertaining to employment and employment practices, terms and conditions of employment, and wages and hours, and pertaining to safety, health, fire prevention, environmental protection, building standards, zoning and other matters. The Borrower, the Parent, the Subsidiaries and all employees, agents, distributors, representatives or other persons acting on the express, implied or apparent authority of the Borrower, the Parent or of any Subsidiary have not paid or received any bribe or other unlawful, questionable or unusual payment of money or other thing of value, granted or accepted any extraordinary discount, or furnished or been given any other unlawful and unusual inducement to or from any Person in the United States or elsewhere in connection with or in furtherance of the business of the Borrower, the Parent or of any Subsidiary.

     5.26 Transactions with Related Parties. Except as set forth on Schedule
5.26 or any other Schedule attached hereto, no present or former officer or director of the Borrower, the Parent or any Subsidiary, and no Affiliate of such an officer or director is currently a party to any transaction with the Borrower, the Parent or with any Subsidiary, including, without limitation, any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such officer, director or

Affiliate where the amount involved is in excess of $25,000 for each such transaction or in excess of $100,000 in the aggregate for any series of related transactions.

     5.27 Public Utility Holding Company Act. Neither the Borrower nor the Parent nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     5.28 Capital Stock. Neither the Borrower nor the Parent nor any Subsidiary
(i) is subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any shares of its capital stock or (ii) is required to file a registration statement relating to its common stock.

     5.29 No Limitations on Dividends. Except pursuant to this Agreement, neither the Borrower nor the Parent nor any Subsidiary is subject or party to any agreement, lien or encumbrance, charter or by-law, regulatory or other provision (except for applicable statutory corporate law) restricting, directly or indirectly, the payment of dividends or the making of advances or other cash payments.

     5.30 Material Agreements. Except as set forth on Schedule 5.30, neither the Borrower nor the Parent nor any Subsidiary is a party to any material lease, contract, agreement, understanding or commitment of any kind (including employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements). To the best knowledge of each of the Borrower and the Parent, all parties to such agreements have complied with all material provisions thereof, and, to the best knowledge of the Borrower and the Parent, no such party is in default thereunder.

     5.31 Compliance with Environmental Laws. Each of the Borrower, the Parent and each Subsidiary is in material compliance with all applicable statutes, laws, rules, regulations and orders of all governmental authorities relating to environmental protection and pollution control with respect to the conduct of their respective businesses and the ownership of their respective properties.

     5.32 Disclosure. All facts of material importance to the condition (financial or otherwise), assets, properties, liabilities, business, operations and financial prospects of the Borrower, the Parent and of each

Subsidiary have been fully and truthfully disclosed to the Agent Bank and the Lenders in this Agreement and the other Loan Documents. No representation or warranty by the Borrower, the Parent or any Subsidiary in this Agreement or in the other Loan Documents, and no document, statement, certificate, opinion letter or exhibit to be furnished or delivered to the Agent Bank or a Lender pursuant to the Loan Documents, or in connection herewith or therewith or with the transactions contemplated hereby or thereby, contains or will contain any untrue or misleading statement of material fact or omits or will omit any material fact necessary to make the statements contained therein not misleading.


     5.33 Solvency.

          (a) The fair saleable value of the assets of the Borrower, the Parent and the Subsidiaries, taken as a whole, will exceed the probable amount that will be required to be paid on or in respect of the existing debts and other liabilities (including liabilities under the Loan Documents) of the Borrower, the Parent and the Subsidiaries as they mature.

          (b) The capital of each of the Borrower, the Parent and each of the Subsidiaries does not constitute unreasonably small capital for such entity to carry out its business as now conducted and as proposed to be conducted including the capital needs of such entity, taking into account the particular capital requirements of the businesses conducted by such entity, and projected capital requirements and capital availability thereof.

          (c) Neither the Borrower nor the Parent intends to, or intends to permit any Subsidiary to, incur debts beyond such Person's ability to pay its probable liability in respect of its debts as they mature (taking into account the timing and amounts of cash to be received by such Person and the amounts to be payable on or in respect of debt of such Person). The cash flow of the Borrower, the Parent and the Subsidiaries, after taking into account all anticipated uses of the cash of the Borrower, the Parent and the Subsidiaries, shall at all times be sufficient to pay all such probable amounts on or in respect of Indebtedness of the Borrower, the Parent or such Subsidiaries when such amounts are required to be paid.

     5.34 Effect of Merger. The Merger Documents have been properly filed with all requisite federal and state regulatory bodies, administrative agencies and other governmental authorities. As of the date hereof, Holmes Protection, as the successor to Holmes Holding and the Other Merged Subsidiaries, possesses all the rights privileges, powers, immunities and purposes of Holmes Holding and the Other Merged Subsidiaries, and Holmes Protection has become the owner of all of the real and personal property of Holmes Holding and the Other Merged Subsidiaries, including subscription to shares, causes of action and every other asset, and Holmes Protection has assumed and is liable for all of the obligations, liabilities and penalties of Holmes Holding and the Other Merged Subsidiaries.

     5.35 Non-U.S. Subsidiary. The Borrower has filed all documents with the appropriate governmental authorities, and has taken all such other necessary or appropriate action, to fully dissolve each of the Non-U.S. Subsidiaries.

SECTION 6. AFFIRMATIVE COVENANTS

     The Borrower and the Parent covenant that from the Closing Date and thereafter until all of the Loans, and the Letters of Credit and all other amounts due and owing under the Loan Documents have been fully, finally and indefeasibly paid, discharged and retired (and the Commitments of the Lenders have expired or been terminated in full):

     6.1 Payment of Notes. The Borrower shall punctually pay the principal of and interest on the Notes at the times and places and in the manner specified therein.

     6.2 Corporate Existence. The Borrower and the Parent shall each preserve, maintain, and keep, and, except as otherwise contemplated by the Merger Documents, cause each Subsidiary, to preserve, maintain, and keep, in full force and effect its corporate existence in the jurisdiction of its incorporation, and all rights, franchises, and privileges necessary or desirable in the normal conduct of its business, and shall qualify and remain qualified, and shall cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations and the ownership of its properties; provided, however, that the obligations set forth in this Section 6.2 shall not apply to any Special Purpose Subsidiary which is dissolved within one hundred and eighty
(180) days after the date of its acquisition or to any Non-U.S. Subsidiary.

     6.3 Payment of Taxes and Claims. The Borrower and the Parent shall each pay and discharge, and shall cause each Subsidiary to pay and to discharge, all taxes, assessments and governmental charges or levies imposed upon it or any Subsidiary or upon its income or profits or the income or profits of any Subsidiary, or upon any of its properties or any properties of any Subsidiary or any part thereof, prior to the date on which penalties attach thereto, and all lawful claims, including, without limitation, claims for labor, materials or supplies, which, if unpaid, might become a Lien upon any properties of the Borrower, the Parent or of any Subsidiary, provided that neither the Borrower nor the Parent nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if the Borrower, the Parent or such Subsidiary, as the case may be, sets aside on its books reserves which are in conformity with GAAP.

     6.4 Payment of Obligations. The Borrower and the Parent shall each pay, discharge or otherwise satisfy and shall cause each Subsidiary to pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of the Indebtedness and other obligations of whatever nature of the Borrower, the Parent and the Subsidiaries, provided that neither the Borrower nor the Parent nor any Subsidiary shall be required to pay, discharge or otherwise satisfy any Indebtedness or other obligation when the amount or validity thereof is being contested in good faith and by proper proceedings if such Person sets aside on its books reserves which are in conformity with GAAP.

     6.5 Conduct of Business. The Borrower and the Parent shall each continue to engage, and shall cause each Subsidiary to continue to engage, in business of the same general type as now conducted by it, and shall conduct, and shall cause each Subsidiary to conduct, such business in an orderly, efficient and regular manner consistent with the conduct of its business prior to the date of this Agreement.

     6.6 Maintenance of Property. The Borrower and the Parent shall each keep all property used or useful in its business, and shall cause each Subsidiary to keep all property used or useful in its business, in good repair, working order and condition, and from time to time make all necessary or desirable repairs thereto and renewals and replacements thereof, taking into account normal obsolescence.

     6.7 Performance of Contractual Obligations. The Borrower and the Parent shall each perform in accordance with its terms and conditions, and comply with all provisions of, and shall cause each Subsidiary to perform in accordance with its terms and conditions, and to comply with all provisions of, each and every security issued by the Borrower, the Parent or any Subsidiary, and each and every mortgage, deed of trust, indenture, note, lease, commitment, contract or other agreement, instrument or undertaking to which the Borrower, the Parent or any Subsidiary is or is purported to be a party or by which it or any of its property is or is purported to be bound, except to the extent that the Borrower, the Parent or any Subsidiary, as the case may be, is contesting the provisions thereof in good faith and by proper proceedings if required (and such Person has set aside on its books reserves which are in conformity with GAAP) and the failure to comply therewith does not, and will not, in the aggregate, have a material adverse effect on the business, operations, prospects, assets, property or condition (financial or otherwise) of the Borrower, the Parent and the Subsidiaries, taken as a whole.

     6.8 Compliance with Laws. The Borrower and the Parent shall each comply, and shall cause each Subsidiary to comply, with the requirements of all applicable statutes, laws, ordinances, rules, regulations, determinations, judgments, decrees and orders of any Governmental Authority, non-compliance with which could have a Material Adverse Effect.

     6.9 ERISA. The Borrower and the Parent shall each maintain, and shall cause each Subsidiary to maintain, each of its and each Subsidiary's Plans in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code.

     6.10 Books and Records. The Parent shall keep and maintain adequate and proper records and books of account for itself, the Borrower and the Subsidiaries on a consolidated basis, in which complete entries are made in accordance with GAAP consistently applied and in accordance with all applicable statutes, laws, rules, regulations, determinations, judgments, decrees and orders of any Governmental Authority, reflecting all financial and other transactions of the Borrower, the Parent and of each Subsidiary, as the case may be, normally or customarily included in records and books of account of companies engaged in the same or similar businesses and activities as the Borrower, the Parent or such Subsidiary, as the case may be.

     6.11 Examination Rights. The Borrower and the Parent shall each, upon reasonable advance notice, permit the Agent Bank, the Lenders and any agents or representatives thereof to visit with reasonable frequency and to inspect the properties of the Borrower, the Parent and the Subsidiaries, including the Collateral wherever located, and to examine and make abstracts from any of their respective books and records at any reasonable time and as often as the Agent Bank or such Lenders or such agents or representatives may desire, and to discuss the business, operations, properties, Collateral and condition (financial or otherwise) of the Borrower, the Parent and the Subsidiaries with any of their respective officers, directors, and, upon supervision or direction of senior management, their respective employees, agents or representatives (including, without limitation, the independent certified public accountants).


     6.12 Financial Data.

          (a) Notice to the Agent Bank. The Borrower shall promptly advise the Agent Bank and each of the Lenders in writing of any condition, event or act which comes to its attention that (i) would, with notice or lapse of time, or both, become an Event of Default, (ii) constitutes an Event of Default or (iii) constitutes a material adverse change to the assets, business, properties, or financial prospects of the Borrower, the Parent or the Subsidiaries.

          (b) Books and Records. The Parent shall maintain true and complete books, records, and accounts in which true and correct entries shall be made of all transactions of the Parent, the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP (the "Records"), and permit access to and reproduction of such Records by the Agent Bank, the Lenders and their respective agents, as the Agent Bank or such Lenders shall request. The Borrower and the Parent shall maintain their Records in such detail, form and scope as the Agent Bank shall reasonably require and shall ensure that the Subsidiaries maintain their Records accordingly. Upon the occurrence and during continuance of an Event of Default, the Borrower shall mark all Records relating to accounts receivable with notations satisfactory to the Agent Bank disclosing that such accounts receivable have been pledged, assigned and transferred to the Agent Bank and that the Borrower has granted a security interest in such accounts receivable to the Agent Bank.

          (c) Financial Statements and Other Information. The Borrower shall furnish to the Lenders:

               (i) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the close of each fiscal year:

                    (1) consolidated balance sheets and consolidated statements of income and cash flows of the Parent, the Borrower and the Subsidiaries, as at the end of and for the fiscal year just closed, setting forth the corresponding figures for the previous fiscal year in comparative form, all in accordance with GAAP and certified (without any qualification deemed material by the Agent
               Bank) by independent certified public accountants selected by the Borrower and satisfactory to the Majority Lenders:

                    (2) balance sheets and statements of income of each of the
               Parent and the Borrower and the Subsidiaries as at the end of and for the fiscal year just closed, setting forth the corresponding figures for the previous fiscal year in comparative form;

                    (3) concurrently with such financial statements,
               supplementary consolidating balance sheets and consolidating statements of income of the Parent and the Borrower and the Subsidiaries as at the end of and for the fiscal year just closed, setting forth the corresponding figures for the previous fiscal year in comparative form; and

                    (4) concurrently with the financial statements described in sub-clause (1) above, a written statement signed by such accountants to the effect that, in performing the audit necessary for their certification of such financial statements, they have not obtained any knowledge of any Event of Default or the violation of any of the financial ratios and covenants set out in
               Section 7.19 or, if such accountants have obtained any such knowledge, they shall disclose in such written statement their observations with respect to such matters (in furnishing such written statement such accountants shall not be required to exceed the scope of the audit in accordance with generally accepted auditing standards).

          (ii) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the close of each of the first, second and third Quarters, quarterly financial statements including unaudited consolidated balance sheets and statements of income and cash flows of the Parent as of the end of and for the period commencing at the end of the previous fiscal year and ending with such Quarter, setting forth
     (A) the comparative figures for the appropriate periods of the preceding fiscal year and (B) the comparative figures for the appropriate periods as against the budget estimates for the current fiscal year, all in reasonable detail and certified by the chief financial officer of the Parent to be true and complete, subject to normal recurring year-end audit adjustments, it being understood that such statements may omit footnotes.

          (iii) Quarterly Certification. As soon as practicable and in any event within forty-five (45) days after the close of each Quarter an Officer's Certificate of the Borrower:

                    (1) stating that there existed during such Quarter or fiscal year no Event of Default and no Potential Event of Default or if any such Event of Default or Potential Event of Default existed, specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take, or has taken, with respect thereto;

                    (2) setting forth in reasonable detail the required
               information with respect to compliance by the Borrower with the provisions of Section 7.19 hereof and specifying the financial computations with respect thereto;

                    (3) stating that the representations and warranties continue to be true and correct in all material respects;

                    (4) setting forth a general statement projecting the amounts and general categories of Capital Expenditures to be made during the remainder of the fiscal year; and

                    (5) stating that all information required to have been
               delivered during such period has been so delivered.

          (iv) Monthly Financial Statements. As soon as practicable and in any event within thirty (30) days after each calendar month, the following:

                    (1) except for those months at the end of each Quarter, a
               consolidated statement of income of the Parent, the Borrower and the Subsidiaries for the period commencing at the end of the previous fiscal year and ending with such month, setting forth with respect to the Parent, the Borrower and the Subsidiaries the comparative figures for the appropriate period of the preceding fiscal year and the variance as against the corresponding month of the prior year of each line item stated as a percentage, all in reasonable detail; and

                    (2) a report showing the Attrition for such month.

          (v) Data Supplied by Auditors. To the extent not delivered pursuant to clause (ii) of this Section 6.12(c), promptly upon their becoming available (but in any event within fifteen (15) days of receipt), copies of all balance sheets, statements of income and cash flow, management letters and other material financial reports or material written recommendations, if any, submitted to the Parent or the Borrower by its auditors in connection with each annual or interim audit or examination by such auditors.

          (vi) Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of any Potential Event of Default or Event of Default, a statement of the chief financial officer of the Borrower setting forth the details of such Potential Event of Default or Event of Default and the action which the Borrower proposes to take with respect thereto.

          (vii) Notice of Other Defaults. As soon as possible and in any event within five (5) days after the occurrence of any default or event of default under any security issued by the Parent or the Borrower or any Subsidiary or under any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Parent or the Borrower or any Subsidiary is or is purported to be a party or by which it or any of its property is or is purported to be bound, which default or event of default could have a material adverse effect on the business, operations, prospects, assets, properties or condition (financial or otherwise) of the Parent or the Borrower or any Subsidiary, a statement of the chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower proposes to take with respect thereto.

          (viii) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any arbitrator or Governmental Authority affecting the Parent or the Borrower or any Subsidiary and involving the lesser of (A) $500,000 and (B) that amount which such Person is required to report to the U.S. Securities and Exchange Commission.

          (ix) Notice of ERISA Problems. As soon as possible and in any event within thirty (30) days after the Borrower knows (provided, however, that with respect to any Multiemployer Plan in which neither the Borrower nor any Commonly Controlled Entity is a "substantial employer," the Borrower shall be deemed to have knowledge only of facts concerning which it has actual knowledge) of (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate or withdraw from any Plan, whichever of the following may be applicable: (A) a notice of the Reportable Event and a certificate of the chief financial officer of the Borrower setting forth the details of such Reportable Event and the action which the Borrower or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) a notice with respect to any termination or withdrawal from any Plan and a copy of any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated or withdrawn from, as the case may be.

          (x) Notice of Adverse Developments. Immediately upon obtaining knowledge thereof notice of:

               (1) Any citation, petition to deny, order to show cause or other legal process or order, or protest, or reconsideration directly affecting an Operating License.

               (2) Any (A) refusal or failure by any issuer to renew or extend any Operating License, (B) proposed abandonment or proposed or actual revocation, termination or materially adverse modification of any Operating License, (C) dispute or other action with respect to any Operating License, (D) denial or threatened denial or revocation or modification by applicable state regulatory authority of any operating permit or any other applicable state license and permit,
          (E) notice from the applicable state regulatory authority of the imposition of any fines or penalties or forfeitures or (F) written notices or written requests by private parties with respect to any of the foregoing.

               (3) Any dispute concerning, or any threatened non-renewal or modification of, any material lease for real or personal property to which the Parent, the Borrower or a Subsidiary is a party.

               (4) Any actions, proceedings or claims which are commenced or asserted against the Borrower, the Parent or a Subsidiary in which the amounts involved are in the aggregate $500,000 or more and which are not fully covered by insurance.

Each notice pursuant to this Section 6.12(c)(x) may be given orally and shall immediately thereafter be confirmed by a written statement of an Officer of the Borrower setting forth details of the matter referred to therein and stating what action the affected Person has taken, is taking or proposes to take with respect thereto.

          (xi) Evidence of Insurance. Upon request, evidence of the insurance coverage described in Sections 6.14 and 6.22 hereof.

          (xii) Notice of Uninsured or Partially Insured Loss. Promptly upon the occurrence thereof, notice of any uninsured or partially insured loss affecting the Parent, the Borrower or any of the Subsidiaries through fire, theft, liability, property damage, or other cause, in excess of $250,000.

          (xiii) Reports. Promptly after the sending or filing thereof, copies of all financial statements and reports which the Parent and the Borrower send to their respective stockholders, and copies of all regular, periodic and special reports and all registration statements which the Borrower or the Parent files with the U.S. Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange.

          (xiv) Budget. No later than December 31 of each of the Borrower's fiscal years, a budget showing in reasonable detail the Borrower's good faith estimate of the projected income and expenses, Capital Expenditures, Capital Lease Obligations and general and administrative expenses for the next succeeding fiscal year, allocated by Quarter.

          (xv) Other Information. Such other information respecting the business, operations, prospects, assets, properties or condition (financial or otherwise) of the Parent, the Borrower or any Subsidiary as the Agent Bank from time to time reasonably may request.

     (d) Authority to Provide Information. The Agent Bank and the Lenders are hereby authorized to provide a copy of any financial statement or any other information relating to the business, operations or financial condition of the Parent, the Borrower or any Subsidiary which may be furnished to the Agent Bank or a Lender or come to its attention pursuant to this Agreement or otherwise (the "Financial Information") (i) to any regulatory body or agency having supervisory jurisdiction over the Agent Bank or a Lender, (ii) to any person or entity which shall or shall have any right or obligation to succeed to all or any part of the Agent Bank's or a Lender's interest in any of the Loan Documents, (iii) upon the order of any court or administrative agency, (iv) in connection with any litigation to which the Agent Bank, a Lender, the Parent, the Borrower or a Subsidiary may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to legal counsel for the Agent Bank or a Lender and independent auditors or to accountants retained by the Agent Bank or a Lender in connection with the transactions contemplated by the Loan Documents, (vii) to the extent it has already been publicly disclosed or (viii) to any person not identified herein with the prior written consent of the Borrower. Such information in the event that it is not public information shall be disclosed on a confidential basis, to the extent permitted by law.


     6.13 Environmental Matters.

     (a) Prior to owning or leasing any material real property interest (the "Premises"), the Parent and the Borrower shall, and shall cause the Subsidiaries to, perform due diligence regarding environmental matters for the Premises as follows:

          (i) When the Borrower, the Parent or a Subsidiary plans to (x) own the Premises or (y) lease the Premises other than as provided in Section 6.13(a)(ii), the term "due diligence" shall mean that such Person shall hire an environmental consultant, subject to the approval of the Agent Bank, which shall not be unreasonably withheld or delayed, to perform a preliminary environmental site assessment ("PESA"). The scope of the PESA shall be determined by the Borrower, in consultation with the Agent Bank, taking into consideration, inter alia, the physical characteristics and historical uses of the Premises and the nature of the ownership or leasehold interest therein, as applicable. The final specifications of the scope of the PESA shall be subject to the approval of the Agent Bank, which approval shall not be unreasonably withheld or delayed. The term "due diligence" shall also mean that the Borrower shall provide to the Agent Bank any information regarding any violation of Environmental Laws, as hereinafter defined, with respect to the Premises of which the Borrower, the Parent or a Subsidiary has actual knowledge or has actual information which would cause such Person to know, outside of the information contained in the PESA.

          (ii) When the Borrower, the Parent or a Subsidiary plans to lease space for administrative offices, central monitoring services or storage of inventory, the term "due diligence" shall mean that the Borrower shall provide to the Agent Bank any information regarding any violation of Environmental Laws with respect to the Premises of which the Borrower, the Parent or such Subsidiary has actual knowledge or has actual information which would cause such Person to know. "Due diligence" shall not require a PESA under this provision.

     (b) When a PESA is finalized, both the Borrower and the Agent Bank shall concurrently receive and review a copy of the PESA. The Borrower and the Agent Bank shall discuss the contents of the PESA. The decision to purchase or lease the Premises shall be subject to the Agent Bank's approval based on the results of the due diligence. If the Agent Bank fails to advance Loan funds based on the due diligence results, the Agent Bank reserves the right as a condition to any funding to require the Borrower to provide representations and warranties, in form and substance satisfactory to the Agent Bank, as to such environmental matters with respect to the Premises.

     (c) The Borrower and the Parent will not, and will cause the Subsidiaries and any Tenants of Owned Real Property not to, use any of the real property occupied by any of them for the purpose of treating, producing, handling, transferring, processing, transporting, disposing, storing or otherwise releasing "hazardous substances" (as the term "hazardous substances" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA")), and by applicable state statutes and any regulations promulgated thereunder), in violation of any federal, state or local law or regulation relating to environmental or health and safety matters (the "Environmental Laws"). The Borrower and the Parent further covenant that they will not cause or permit to exist as the result of an intentional or unintentional action or omission on their part, or on the part of any of the Subsidiaries the releasing, spilling, leaking, pumping, pouring, emitting or dumping from, on or about any real property occupied by the Borrower, the Parent or a Subsidiary or on or about any Owned Real Property of any hazardous substance in violation of any federal, state or local law or regulation. Should there be any discharge, spill, injection, escape, emission, disposal, leak or other release of hazardous substances on any real property occupied by the Borrower, the Parent, a Subsidiary or on or about any Owned Real Property, if required by applicable law, the Borrower shall promptly notify the Environmental Protection Agency National Response Center and any applicable local governmental authority, and shall take all steps necessary to promptly clean such discharge, spill, injection, escape, emission, disposal, leak or other release in accordance with the provisions of CERCLA, the Federal Clean Water Act, the Federal National Contingency Plan and any applicable local requirements, if required by applicable law, and shall apply for a certification from the Federal Environmental Protection Agency or from any applicable local governmental authority that said premises have been cleaned up to the satisfaction of those agencies.


     6.14 Insurance.

     (a) The Borrower and the Parent shall maintain, and shall cause each Subsidiary to maintain with respect to their respective properties and businesses, insurance policies as required by the Agent Bank from time to time in accordance with the following general rules:

          (i) Loss or Casualty to Collateral. All tangible Collateral shall be fully insured against loss or damage by theft or casualty and such other risks as the Agent Bank may require. The amount of the insurance shall be at least equal to the replacement value of such Collateral, and in any case in amounts sufficient to prevent the Borrower, the Parent or a Subsidiary from becoming a co-insurer. The deductibles applicable to the insurance shall not exceed amounts reasonably acceptable to the Agent Bank.

          (ii) Loss or Casualty to Real Property. The Borrower, the Parent and the Subsidiaries shall maintain all risk property insurance covering any Owned Real Property in an amount not less than 100% of the full replacement cost of the improvements on the Owned Real Property. The full replacement cost of such improvements shall be determined from time to time as required by the Agent Bank, by appraisal or another method acceptable to the Agent Bank. The Borrower, the Parent and the Subsidiaries shall maintain all risk property insurance covering the Leased Real Property to the extent that such Person has any obligation to restore the improvements on such Leased Real Property if a casualty occurs. The amount of such insurance shall be at least equal to the amount for which such Person may be obligated, and in any case in amounts sufficient to prevent such Person from becoming a co-insurer. The deductibles applicable to all insurance required by this paragraph (ii) shall not exceed amounts acceptable to the Agent Bank.

          (iii) Business Interruption Insurance. Subject to its availability at reasonable costs, the Borrower and the Parent shall, and shall cause the Subsidiaries to, maintain business income interruption insurance against loss of income by reason of any casualty which causes the temporary or permanent cessation of the business of each such Person.

          (iv) Other Insurance. The Borrower and the Parent shall, and shall cause the Subsidiaries to, maintain such other insurance as the Agent Bank may require from time to time so that such Persons are at all times adequately insured to the extent customary for companies in similar businesses and of similar size as such Person.

          (v) Form of Policies. Any insurance policies carried in accordance with this Section 6.14 shall be written by companies acceptable to the Agent Bank, and authorized to do business in each jurisdiction in which the Borrower, the Parent or a Subsidiary is located.

          (vi) Delivery of Policies, Certificates and Paid Receipts. The Borrower shall deliver to the Agent Bank original certificates of insurance for all insurance policies required to be maintained under this Section
     6.14 (and, if the Agent Bank requests, original policies of insurance). If the Agent Bank so requests, such certificates (and policies, if applicable) shall list the Agent Bank as an additional insured. The Borrower shall deliver a current policy to the Agent Bank whenever any such policies are renewed, changed or replaced. If the Agent Bank requests, the Borrower shall deliver to the Agent Bank paid receipts (or other evidence of payment satisfactory to the Agent Bank) evidencing full and timely payment of all premiums on all insurance policies required to be maintained under this
     Section 6.14.

          (vii) Payment of Proceeds. Casualty insurance proceeds shall be payable directly to the insured party, who shall use such proceeds to repair the damage caused by the casualty; provided, however, upon the occurrence and during the continuance of, an Event of Default or Potential Event of Default, all proceeds payable shall be paid to the Agent Bank.

          (viii) Application of Insurance Proceeds. All insurance proceeds received by the Agent Bank under the provisions of this Section 6.14 shall be applied as follows: (i) if, at the time in question, there exists any Event of Default, or a Potential Event of Default, toward payment of the Loans, whether or not the Agent Bank accelerates or takes any other remedial action pursuant to Section 8 or (ii) otherwise, in accordance with reasonable withdrawal procedures prescribed by the Agent Bank, to repair or replace the Collateral, Leased Real Property or Owned Real Property which has suffered a casualty.

     (b) The Borrower shall maintain or cause to be maintained all insurance available through the PBGC or insurers acceptable to the Agent Bank against all obligations to the PBGC.

     (c) Notwithstanding the foregoing, in the event that the Borrower delivers to the Agent Bank written evidence reasonably satisfactory to the Agent Bank that it has adequate reserves to cover insurable losses, the Borrower may self-insure with respect to its insurable properties, workers' compensation, medical claims, errors and omissions and general liability in an amount up to the amount of such reserves but in no event in an amount exceeding $1,000,000 per occurrence or $5,000,000 in the aggregate during any policy year. Insurance coverage for amounts over $1,000,000 per occurrence or $5,000,000 in the aggregate shall be provided by the companies referred to in Section 6.14 if the Borrower is obligated to maintain such higher coverage limits pursuant to any other provision of this Section 6.14.

     6.15 Landlord's/ Mortgagee's Waivers. Within sixty (60) days of the Closing Date, for each lease of Leased Real Property identified on Schedule 6.15, the Borrower has provided to the Agent Bank either (a) a Landlord's Waiver and Consent, executed by the landlord of such Leased Real Property or (b) a certificate duly executed by the chief executive officer and the chief financial officer of the Borrower stating that the Borrower and its officers and employees have taken and diligently pursued all appropriate actions in order to obtain a Landlord's Waiver and Consent. The Borrower shall provide to the Agent Bank, a Landlord's Waiver and Consent executed by each landlord of Leased Real Property leased after the Closing Date, and, if the Agent Bank requests, a waiver of all mortgagees of any premises (including the Owned Real Property) at which any Collateral is located. These waivers shall include a consent to each Assignment of Tenant's Interest Under Leases, in the case of Leased Real Property, and shall assure the Agent Bank of its ability to gain access to such premises and remove the Collateral without interference by the landlord, even if the Borrower or the Subsidiary party thereto is in default under any leases or mortgages (or deeds of trust) affecting such premises.

     6.16 Exchange of Note. Upon receipt of a written notice of loss, theft, destruction or mutilation of a Note and of a bond or letter of indemnity from the Agent Bank, upon surrendering for cancellation a Note if mutilated (in which event no indemnity shall be required), the Borrower shall execute and deliver a new Note of like tenor in lieu of any such lost, stolen, destroyed or mutilated Note, as the case may be. A Note issued pursuant to this Section 6.16 shall be dated so that neither gain nor loss of interest shall result therefrom.

     6.17 Other Agreements. Each of the Borrower and the Parent will cause each Subsidiary, immediately upon its formation, to enter into and execute a Guaranty Agreement and a Security Agreement. Each of the Borrower and the Parent will, immediately upon formation of such new Subsidiary, execute a Pledge Agreement wherein it grants a security interest to the Agent Bank in all the outstanding capital stock of such Subsidiary or the Borrower's ownership interest in such Subsidiary, as appropriate. The Borrower and the Parent will, and will cause each such Subsidiary to, comply with all provisions of any other agreement between the Borrower or the Parent and the Agent Bank and the Lenders. Notwithstanding the foregoing, the obligations of this Section 6.17 shall not apply to any Non-U.S. Subsidiary nor any Special Purpose Subsidiary; provided, however, that the Borrower and the Parent shall cause any Non-U.S. Subsidiary which is not dissolved on or before December 31, 1996, and any Special Purpose Subsidiary which is not dissolved within one hundred and eighty (180) days after the date of its acquisition or formation, as applicable, to comply with the provisions of this Section 6.17 upon the earlier of (x) the date on which a determination has been made that such Non-U.S. Subsidiary or Special Purpose Subsidiary will not be dissolved or (y) ten (10) Business Days after the expiration of such time periods.

     6.18 Further Assurances. At the Borrower's sole cost and expense, upon request of the Agent Bank, the Borrower and the Parent will duly execute and deliver, or cause to be duly executed and delivered, to the Agent Bank such further instruments and do or cause to be done such further acts as may be reasonably necessary or desirable in the opinion of the Lenders to carry out more effectively the provisions and purposes of this Agreement.

     6.19 Consistent Action. The Borrower and the Parent shall, and shall cause the Subsidiaries to, exercise any and all voting or similar rights which they hold in any Person in a manner consistent with the provisions of this Agreement.

     6.20 Control. The Borrower shall conduct, and shall cause the Subsidiaries to conduct, their respective businesses and acquire and operate monitoring assets and Recurring Security Services Contracts and related businesses directly and not through any other structure or entity. Neither the Borrower nor the Parent nor any Subsidiary shall enter into any agreement with any Person which shall confer upon such Person the right or authority to control or direct the Borrower, the Parent or such Subsidiary.

     6.21 Change in Documents. The Borrower and the Parent will give, and will cause each Subsidiary to give, the Agent Bank at least ten (10) Business Days' prior written notice of any proposed change of name or address or material amendment or supplement to its or their bylaws, articles of incorporation or partnership agreements, as appropriate. Except as consented to by the Majority Lenders, the Borrower and the Parent will not, and will not permit any Subsidiary to, amend or consent to any amendment or supplement to its partnership agreement, articles of incorporation or by-laws, as appropriate.

     6.22 Key Man Life Insurance. Within thirty (30) days of the Closing Date, the Borrower obtained, and the Borrower shall thereafter maintain, key man life insurance for George Flagg in an amount no less than $2,000,000. The Borrower shall deliver to the Agent Bank, for the account of the Lenders, an original certificate of such insurance. The proceeds payable under such insurance shall be used by the Borrower to hire a replacement for George Flagg as chief executive officer of the Borrower; provided, however, that upon the occurrence and during the continuance of an Event of Default, all proceeds payable under such insurance shall be paid to the Agent Bank, for the account of the Lenders.

     6.23 Updating of Customer Lists. The Borrower shall, and shall cause all Subsidiaries to, maintain complete and accurate lists of the parties to the Recurring Security Services Contracts ("Customer Lists"). No Customer List shall be sold or rented by the entity generating a Customer List except in accordance with the provisions of this Agreement.

     6.24 Reserve for Accounts Receivable. The Borrower shall adopt a consistent policy for the treatment of reserves for its accounts receivable, and shall ensure that the Subsidiaries adopt and implement such policy. Neither the Borrower nor any Subsidiary shall vary from such treatment without prior written notice to the Agent Bank.

     6.25 Interest Rate Protection Agreement. The Borrower shall maintain in effect an interest rate protection agreement which will cover at least fifty percent (50%) of the entire outstanding amount of the Loans. Each such agreement
(a) shall be in a form reasonably satisfactory to the Majority Lenders, (b) shall be for a term not less than three (3) years, (c) shall provide for all-in-costs, including hedging costs, of not greater than such maximum rate as may be agreeable to the Majority Lenders, and (d) shall provide that the individual hedging transactions shall be completed within sixty (60) days of the respective Borrowing Date.

     6.26 Stamping of Recurring Security Services Contracts. The Borrower has Stamped all existing Recurring Security

Services Contracts, and has delivered to the Agent Bank a certificate of an officer of the Borrower stating that all of the Recurring Security Services Contracts have been so Stamped. The Borrower shall maintain as Stamped all originals and copies of the Recurring Security Services Contracts at the principal offices of the Borrower and the Subsidiaries located in New York, New York, Edison, New Jersey, Philadelphia, Pennsylvania and Central Islip, New York. The Borrower shall, and shall cause the Subsidiaries to, Stamp all future Recurring Security Services Contracts (i) generated by or on behalf of the Borrower or a Subsidiary within three (3) Business Days thereof and (ii) purchased or acquired by or on behalf of the Borrower or a Subsidiary within thirty (30) calendar days of such purchase or acquisition.


SECTION 7. NEGATIVE COVENANTS.

     The Borrower and the Parent covenant that from the Closing Date and thereafter and until all of the Loans and the Letters of Credit and any other amounts due and owing under the Loan Documents have been fully, finally and indefeasibly paid, discharged and retired (and the Commitments of the Lenders have expired or been terminated in full):

     7.1 Indebtedness. The Borrower and the Parent will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, enter into a Guaranty or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except that the Borrower, the Parent and the Subsidiaries may become or remain liable with respect to the following ("Permitted Indebtedness"):

          (a) In the case of the Borrower only, the Loans.

          (b) In the case of the Borrower and the Subsidiaries, Capital Lease Obligations and purchase money Indebtedness in the aggregate amount of $2,500,000 incurred with respect to the lease, hire or use by the Borrower of operating office equipment in the ordinary course of business.

          (c) In the case of the Borrower and the Subsidiaries, purchase money obligations in the aggregate amount of $1,000,000 incurred with respect to the purchase of real property on which is situated all or any part of the equipment or facilities of the Parent, the Borrower or a Subsidiary and for which a first mortgage in favor of the Agent Bank is executed and delivered.

          (d) In the case of the Parent, the Borrower and the Subsidiaries only, subordinated unsecured promissory notes in the aggregate amount of $10,000,000 which are issued in connection with Permitted Acquisitions; provided, however, that the terms of such notes shall include subordination provisions satisfactory to the Agent Bank and shall otherwise be on terms and conditions reasonably acceptable to the Agent Bank.

          (e) Such other Indebtedness as the Lenders, in their sole and absolute discretion, shall approve ("Approved Debt").

          (f) In the case of the Parent and the Subsidiaries, the Guaranty Agreements.

          (g) In the case of Special Purpose Subsidiaries only, Indebtedness existing on the date of such Subsidiary's acquisition, which Indebtedness is (i) unsecured or secured only by real estate, fixed assets or equipment and (ii) in an aggregate amount which does not exceed $2,000,000; provided, however, that such Indebtedness must be repaid on the earlier of (A) the date on which such Special Purpose Subsidiary is dissolved or (B) sixty
     (60) days after such Special Purpose Subsidiary is acquired, unless the Majority Lenders otherwise consent in writing or such Indebtedness would otherwise be Permitted Indebtedness under a subsection of this Section 7.1 other than this Section 7.1(g).

          (h) Guaranties given by the Borrower, the Parent or any Subsidiary in favor of any of the Borrower, the Parent or any Subsidiary with respect to Indebtedness otherwise permitted by this Section 7.1.

          (i) In the case of the Borrower only, self-insurance subject to the provisions of Section 6.14(c).

          (j) Indebtedness existing on the Closing Date, as set forth on
     Schedule 7.1(j).

     7.2 Liens. The Borrower and the Parent will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property, asset or revenues (including any document or instrument in respect of goods or accounts receivable) of the Borrower, the Parent or any Subsidiary, whether now owned or hereafter acquired, except the following ("Permitted Liens"):

          (a) Liens in favor of the Agent Bank or the Lenders.

          (b) In the case of the Borrower and the Subsidiaries, liens of carriers, warehousemen, mechanics and materialmen or other similar Liens incurred in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by proper proceedings.

          (c) In the case of the Borrower and the Subsidiaries, leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering in a material respect with, the ordinary conduct of the business of the Borrower, the Parent or any Subsidiary.

          (d) In the case of the Borrower and the Subsidiaries, Liens incurred in connection with the Indebtedness relating to purchase money obligations permitted under Sections 7.1(b) and (c), provided that (i) such Liens shall be limited to any equipment financed thereby and (ii) no such lien may be spread to cover other or additional Indebtedness or property of the Borrower, the Parent or any Subsidiary.

          (e) Pledges or deposits in connection with workmen's compensation, unemployment insurance or other social security legislation.

          (f) Restrictions, easements and minor irregularities in title which do not and will not interfere in a material respect with the occupation, use and enjoyment by the Parent, the Borrower and the Subsidiaries of their properties and assets in the normal course of their businesses as presently conducted or materially impair the value of their properties and assets for the purpose of their businesses.

          (g) Liens arising pursuant to Section 412(n) of the Code or ERISA
     Section 4068(a) if (i) the delinquent payments to which the Lien relates are made within ten (10) days after a responsible officer of the Parent, the Borrower or any of the Subsidiaries learns of the failure to make payment or (ii) the obligation to make such payments is being contested in good faith and by appropriate proceedings, diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Borrower or such Subsidiary, as the case may be, in accordance with GAAP.

          (h) Liens currently of record listed on Schedule 7.2.

          (i) Liens on real estate, fixed assets or equipment in connection with Indebtedness permitted under Section 7.1(g).

          (j) Liens for taxes or assessments and similar charges either (i) not delinquent or (ii) being contested in good faith by appropriate proceedings, and as to which the Borrower, the Parent or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves; provided, however, that any obligations giving rise to such Lien shall be paid immediately upon the commencement of proceedings to foreclose such Lien unless such proceedings shall have been stayed or adequate evidence of a surety bond satisfactory to the Lenders shall have been delivered to the Lenders.

     7.3 Investments and Loans. The Borrower and the Parent will not, and will not permit any Subsidiary to, directly or indirectly, make or own any Investment in any Person, other than a Subsidiary (including without limitation the contribution or transfer of ownership or possession of any of its cash, property rights or other assets to any Subsidiary) without the prior written consent of the Agent Bank, except that the Borrower may make and own Investments (a) set forth on Schedule 7.3, (b) in marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (c) in open market commercial paper maturing within one year currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (d) in certificates of deposit maturing within one year from the date of issuance thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000, (e) in repurchase agreements with commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and fully secured by securities of the types listed in (b) and
(c), (f) in deposits, federal funds or commercial paper sold by the Agent Bank or its Affiliates, (g) in reputable money market funds with assets in excess of $500,000,000, (h) in deposits in accounts in the Borrower's local banks for payroll and accounts payable in the ordinary course of business; and (i) in Special Purpose Subsidiaries.

     7.4 Fundamental Changes. The Borrower and the Parent will not, and will not permit any Subsidiary to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets, or other than as permitted by Section 7.16, acquire by purchase or otherwise all or substantially all of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, or make any material change in its present business or in its present method of conducting business, except that:

          (a) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower; and

          (b) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation).

     7.5 Sale of Assets. The Borrower and the Parent will not, and will not permit any Subsidiary to, sell, lease, assign, pledge, transfer or otherwise dispose of any of their assets (including, without limitation, accounts receivable and leasehold interests), whether now owned or hereafter acquired, except that the Borrower may sell tangible assets if the total amount of the sale would be less than five (5%) of the Borrower's tangible assets in any one year and such sale would not impair the going concern value of the Borrower.

     7.6 Compliance with ERISA. The Borrower and the Parent will not (a) terminate or withdraw from any Plan so as to result in any material liability to PBGC, (b) engage in or permit any Person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which would subject the Parent, the Borrower or any of its Subsidiaries to any material tax, penalty or other liability, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (d) allow or suffer to exist any event or condition which presents a material risk of incurring a material liability to PBGC.

     7.7 Lease Obligations. The Borrower and the Parent will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any lease, excluding any real property lease, or other obligation to pay rent with a term of one year or more if by reason thereof the aggregate of all rental payments payable by such parties during any fiscal year would exceed $2,000,000.

     7.8 Transactions With Affiliates. Except as otherwise permitted by this Agreement and as set forth on Schedule 5.26, the Borrower and the Parent will not, and will not permit any Subsidiary to, directly or indirectly, (a) make any loan, advance, extension of credit or capital contribution to or other investment in any Affiliate, (b) transfer, sell, assign or otherwise dispose of any assets to any Affiliate (excluding payment to an Affiliate of dividends payable in capital stock and otherwise permitted by this Agreement), (c) merge or consolidate with or purchase or acquire assets from any Affiliate, or (d) enter into any other transaction with or for the benefit of any Affiliate.

     7.9 Retirement of Debt. The Borrower and the Parent will not purchase, acquire, redeem or retire, or make any payment on account of principal of, any Indebtedness of the Borrower, the Parent or of any Subsidiary except as expressly permitted by Section 7.1.

     7.10 Use of Proceeds. The Borrower and the Parent will not use or permit any proceeds of the Loans to be used, either directly or indirectly, for any purpose, whether immediate, incidental or ultimate, which would be inconsistent with this Agreement.

     7.11 Other Agreements. The Borrower and the Parent will not, and will not permit any Subsidiary to, enter into any agreement, contract or undertaking containing any provision which would be violated or breached by the performance by the Borrower, the Parent or such Subsidiary, as the case may be, of its obligations hereunder or under any other Loan Document.

     7.12 Restricted Payments. Except for (a) Restricted Payments in the ordinary course of business to Subsidiaries that are 100% owned by the Parent,
(b) Restricted Payments from the Borrower to the Parent for the ordinary operating needs of the Parent, and then only in the ordinary course of business, and (c) annual dividend payments by the Parent after the Conversion Date in an amount not to exceed the remaining Excess Cash Flow after mandatory prepayment of Excess Cash Flow has been made to the Lenders in accordance with Section 2.6(b), the Borrower and the Parent will not, and will cause the Subsidiaries not to, declare, order, pay, make or set apart any sum or property for any Restricted Payment.


     7.13 Restricted Leases: Sharing of Facilities.

     (a) The Borrower and the Parent will not, and will not permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any agreement for the lease, hire or use of any real estate or personal property other than as expressly permitted by
Section 7.1 or for inter-company guarantees of lease obligations otherwise permitted by this Agreement; provided, however, that sublets of leased property in the ordinary course of business and on terms and conditions no less favorable than that imposed on the lessee/sublessor shall be permitted.

     (b) Anything herein to the contrary notwithstanding, the Borrower and the Parent will not, and will not permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any material lease of any property (whether real, personal or mixed) (i) whether now owned or hereafter acquired which has been or is to be sold or transferred (otherwise than by lease) by such Person to any other Person or (ii) which the Borrower, the Parent, or any Subsidiary intends to use for substantially the same purpose as any other property now owned or hereafter acquired by the Borrower, the Parent, or any Subsidiary which has been or is to be sold or transferred (otherwise than by lease) by such person to any other Person in connection with such lease.

     7.14 Operating Licenses. The Borrower and the Parent will not and will not, permit any Subsidiary to, violate any material laws, ordinances or governmental rules and regulations to which any of them is subject or the provisions or conditions of any Operating Licenses which they hold, and will not fail to obtain any licenses (including Operating Licenses), permits, franchises or other governmental authorizations or approvals necessary to the ownership, construction, operation, acquisition or disposition of their respective properties or to the conduct of their respective businesses, the failure of which to obtain would result in a Material Adverse Effect.

     7.15 Type of Business. The Borrower and the Parent will not, and will not permit any Subsidiary to, enter into any business which is substantially different from the sale and monitoring of alarm systems and the provision of security services or make any substantial change in the nature of its businesses or operations other than expansion to the extent not prohibited hereunder; provided, that the business of each such Person shall at all times primarily be the sale, lease (or rental), installation, maintenance and monitoring of alarm systems for residential, industrial, commercial or governmental customers, or in the case of Dictograph Franchise Corporation, the sale of franchises and/or dealerships of its Security Services business to independent dealers, for whom Dictograph Franchise Corporation agrees to provide for a fee all or a portion of the Security Services for such Person's customers.

     7.16 Permitted Acquisitions. The Borrower and the Parent will not, and will not permit any Subsidiary to, directly or indirectly, through joint ventures or any other means, enter into or consummate the acquisition of assets or stock or other ownership interests of another Person after the date of this Agreement, except that the Borrower may enter into and consummate acquisitions in accordance with the following restrictions and limitations ("Permitted Acquisitions"):

          (a) Prior to making any such acquisition, the Borrower shall have delivered to the Lenders, and the Majority Lenders shall have approved, an Officer's Certificate representing that both before and after giving effect to such acquisition, the Borrower and the Parent remain in full compliance with the covenants set forth in Sections 6 and 7 hereof and there exists no Event of Default or Potential Event of Default.

          (b) With respect to any acquisition of assets or of another Person whose purchase price exceeds (i) $4 million or (ii) 35 times the Recurring Monthly Revenue to be acquired, the Lenders shall have provided their prior written consent (which consent shall not be unreasonably withheld).

          (c) The Borrower shall have submitted to the Lenders a copy of the proposed purchase contract and the due diligence reports prepared by the Borrower for acquisitions falling under the requirements of clause (b) above and those acquisitions whose aggregate purchase price equals or exceeds $4 million, and the approval of the Majority Lenders shall have been received with respect thereto.

For purposes of determining the "purchase price" hereunder, (i) payment solely in shares of capital stock of the Parent shall not be included in any such determination and (ii) the amount of cash paid and the amount of liabilities, if any, assumed in such acquisition shall be aggregated.

     7.17 Ownership Interests and Indebtedness.

     (a) The Borrower and the Parent will not, and will not permit any Subsidiary to, directly or indirectly sell, assign, pledge or otherwise dispose of any Indebtedness or any shares of stock of (or warrants, rights or options to acquire stock of) or ownership interests in any Person other than the Parent.

     (b) The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, authorize or issue any additional capital stock or other equity security (or options to acquire such shares, stock or other equity security).

     7.18 Fiscal Year. Neither the Borrower nor the Parent shall change its fiscal year without the prior written consent of the Agent Bank or change its method of accounting (other than immaterial changes in methods or changes permitted by GAAP in which such Person's auditors concur, or changes required by a change in GAAP).


     7.19 Financial Covenants.

     (a) Ratio of Total Consolidated Debt/Annualized Quarterly Consolidated EBITDA. On the Closing Date and thereafter at the end of each Quarter set forth below, the ratio of Total Consolidated Debt to Annualized Quarterly Consolidated EBITDA shall not exceed:

    Period                                                    Ratio
    ------                                                    -----
    Closing Date                                              1.95
    All Quarters of 1996                                      1.95
    Quarter ending March 31, 1997                             1.95
    Quarter ending June 30, 1997
      through Quarter ending March 30, 1998                   1.50
    Quarter ending June 30, 1998
       through Quarter ending March 30, 1999                  1.30
    Quarter ending June 30, 1999
       and thereafter                                         1.00

     (b) Ratio of Total Consolidated Debt/Annualized Quarterly Consolidated EBITDA Minus Capital Expenditures. At the end of each Quarter ending in the fiscal year set forth below, the ratio of (i) Total Consolidated Debt to (ii) Annualized Quarterly Consolidated EBITDA minus the cumulative Capital Expenditures for all completed Quarters of such fiscal year shall not exceed:



     Period                                                    Ratio
     ------                                                    -----
     1996                                                      --
     Quarter ending March 31, 1997                             --
     All other Quarters of 1997                                3.00
     1998                                                      2.50
     1999                                                      2.00
     2000                                                      1.50
     2001                                                      1.25
     2002                                                      1.25
     2003                                                      1.25


     (c) Ratio of Total Consolidated Debt/Recurring Monthly Revenue. On the Closing Date and thereafter at the end of each Quarter, the ratio of Total Consolidated Debt to Recurring Monthly Revenue shall not exceed 20.0.

     For purposes of calculating the financial covenants set forth in Sections 7.19(a), (b) and (c) only, "Total Consolidated Debt" shall not include unfunded pension liabilities which existed as of December 31, 1995.

     (d) Maximum Attrition. On a monthly basis, Attrition shall not exceed twelve percent (12%) per annum, tested at the end of two consecutive Quarters, commencing with the Quarters ending December 31,

1997. For purposes of this Section 7.19(d), "Attrition" shall be calculated in accordance with Schedule 7.19.

     (e) Minimum Interest Coverage. On the Closing Date and thereafter at the end of each Quarter, the ratio of Annualized Quarterly Consolidated EBITDA to Interest Expense shall not be less than 4.0.

     (f) Minimum Consolidated Net Worth. On the Closing Date and thereafter at the end of each Quarter, the Consolidated Net Worth of the Parent, the Borrower and the Subsidiaries shall be at least $45,000,000, plus the amount of net proceeds received through issuance of common stock of the Parent as of October 31, 1996.

     (g) Minimum Debt Service. On the Conversion Date and thereafter at the end of each Quarter, the ratio of Annualized Quarterly Consolidated EBITDA to Total Projected Debt Service during the twelve month period following such date shall not fall below 1.15.

     (h) Maximum Capital Expenditures. On the Closing Date and thereafter at the end of each Quarter ending in the fiscal year set forth below, the aggregate maximum amount of Capital Expenditures for the Parent, the Borrower and the Subsidiaries shall not exceed:

       Fiscal Year                                                    Amount
       -----------                                                    ------
           1996                                                     $12,000,000
           1997                                                     $ 8,500,000
           1998                                                     $ 8,500,000
           1999                                                     $ 8,500,000
           2000                                                     $ 9,000,000
           2001                                                     $ 9,500,000
           2002                                                     $ 9,500,000
           2003                                                     $10,000,000

For purposes of determining compliance with the financial covenants set forth in this Section 7.19, (i) Consolidated EBITDA contributed to the Borrower through Permitted Acquisitions will be accounted for on a pro forma basis for the Quarter during which the Permitted Acquisitions were consummated and (ii) the terms "Debt" and "Indebtedness" shall not include any Guaranty of the Borrower, the Parent or any Subsidiary in favor of the Borrower, the Parent or any Subsidiary.

SECTION 8. EVENTS OF DEFAULT


     8.1 Event of Default.

     "Event of Default" means any of the following events:

          (a) If the Borrower (i) fails to pay interest on the Notes when the same becomes due and payable or (ii) fails to pay the principal of or premium, if any, on the Notes when the same becomes due and payable, whether at the maturity thereof, on a date fixed for payment or for a prepayment, or otherwise.

          (b) If the Borrower, the Parent or a Subsidiary shall default (as payor or guarantor or other surety) in any payment of any principal or premium or interest on any Indebtedness in respect of borrowed money with an unpaid principal amount in excess of $1,000,000, or if any event shall occur or condition shall exist in respect of any such Indebtedness or under any evidence of any such Indebtedness or of any mortgage, indenture or other agreement relating thereto, and any such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto.

          (c) If the Borrower, the Parent or any Subsidiary shall default in payment or performance of any material obligation (except Indebtedness, which is covered in subsection (b) above), whether now or hereafter incurred, and such default shall continue for more than the period of grace, if any, specified in the agreement or other documents setting forth the terms of such obligation, or shall not have been waived pursuant thereto, and in the Agent Bank's sole and absolute discretion, either individually or together with any other defaults hereunder, materially jeopardizes or could reasonably be expected to materially jeopardize repayment of any of the Notes, consummation of the transactions contemplated by the Loan Documents, or could reasonably be expected to have a material adverse effect on the business, properties, operation or condition, financial or otherwise, of the Borrower or the Parent.

          (d) If any representation and warranty made by any of the Borrower, the Parent or a Subsidiary in any Loan Document to which it is a party or in any document, certificate or statement furnished to the Agent Bank or a Lender pursuant to this Agreement is false in any material respect when made or deemed to be made.

          (e) If there has been a breach of any term, covenant, or agreement contained in Section 6 or Section 7 hereof.

          (f) If any defaults occur under any other Loan Documents and continue beyond any cure period provided therein.

          (g) If custody or control of any substantial part of the property of the Borrower, the Parent or a Subsidiary shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency or if any governmental regulatory authority shall take any final action the effect of which would be to affect materially and adversely the operations of the Borrower, the Parent or such Subsidiary as now or then conducted.

          (h) If the Borrower, the Parent or any Subsidiary shall suspend or discontinue its business, shall make an assignment for the benefit of creditors or a composition with creditors, shall generally not pay its debts as they mature, shall institute a case or proceeding in bankruptcy, shall become insolvent (however such insolvency may be evidenced), shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall be commenced against the Borrower, the Parent or any Subsidiary any such case or proceeding and the same shall not be dismissed within ninety (90) days or if the Borrower, the Parent or any Subsidiary shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such case or proceeding or any appointment of any receiver, liquidator or trustee of or for it or for any substantial part of its property or assets, or shall suffer the appointment of any receiver, liquidator or trustee, or shall take any corporate action for the purpose of effecting any of the foregoing; or if any court of competent jurisdiction shall assume jurisdiction with respect to any such case or proceeding and the same shall not be dismissed within ninety (90) days or if a receiver or a trustee or other officer or representative of a court or of creditors, or if any court, governmental office or agency shall, under color of legal authority, take and hold possession of any substantial part of the property or assets of the Borrower, the Parent or any Subsidiary or if the Borrower, the Parent or any Subsidiary shall have concealed, removed or permitted to be concealed or removed any part of its property with intent to hinder, delay or defraud its creditors, or any of them, or shall have knowingly made or knowingly suffered a transfer of any of its property which is fraudulent under any bankruptcy, fraudulent conveyance or similar law or if the Borrower, the Parent or any Subsidiary, while insolvent, shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or if the Borrower, the

     Parent or any Subsidiary shall have suffered or permitted, any creditor to obtain a lien upon any of its property through legal proceedings.

          (i) If there has been a denial, forfeiture, revocation, or nonrenewal by the pertinent Governmental Authority of any Operating License or other authorization required by law of the Borrower, the Parent or any Subsidiary (or the expiration without renewal of any such authorization) and such denial, forfeiture, revocation, non-renewal or expiration has a material adverse effect on the financial condition, operations or business of the Parent, the Borrower and the Subsidiaries, taken as a whole.

          (j) The Borrower, the Parent or any Subsidiary shall be dissolved (except (A) Persons dissolved as contemplated by the Merger Documents, (B) Special Purpose Subsidiaries dissolved within one hundred and eighty (180) days of their acquisition and (C) Non-U.S. Subsidiaries dissolved by December 31, 1996) or shall lose its corporate or legal status by forfeiture or by any judicial or administrative proceeding or otherwise.

          (k) A Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed to administer or to terminate, any Plan under which there are unfunded vested benefits that are material in relation to the business, operations, prospects, assets, properties or condition (financial or otherwise) of the Borrower, the Parent or any Subsidiary, which Reportable Event or institution of proceedings is, in the opinion of the Agent Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for a period of ten
     (10) days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for a period of ten (10) days after commencement thereof, as the case may be; a trustee shall be appointed by PBGC or any Federal Court to administer any such Plan; or any such Plan shall terminate for purposes of Title IV of ERISA.

          (l) If judgments for the payment of money in an aggregate amount not to exceed $100,000 shall be rendered against the Borrower, the Parent or a Subsidiary and such judgments remain either unstayed or unsatisfied for a period of thirty (30) days.

          (m) If any property of the Borrower, the Parent or a Subsidiary is attached, levied upon, seized under authority of a court, or otherwise taken in satisfaction of judgments in an aggregate amount not to exceed $50,000 against the Borrower, the Parent or such Subsidiary.

          (n) If a Change of Control shall have occurred.

          (o) If, at any time before the Conversion Date, the employment of George Flagg shall have been involuntarily terminated without cause, unless such termination had been previously disclosed to the Agent Bank and the Agent Bank had not objected thereto.

          (p) Other than as specified in Sections 8.1(a) through 8.1(o), the occurrence of any other default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to the provisions of this Agreement and such default continues for thirty (30) days after notice of such default by the Borrower. The grace period described in this Section 8.1(p) is not applicable to any default referred to in Sections 8.1(a) through 8.1(o).


     8.2 Acceleration; Remedies.

     (a) Acceleration. Upon the occurrence and during the continuation of any Event of Default, the entire unpaid principal balance of the Notes and interest accrued thereon, all Reimbursement Obligations and any unpaid expenses payable under this Agreement shall be immediately due and payable by the Borrower and the Commitment of the Lenders to fund and to issue Letters of Credit shall immediately terminate. Such principal and interest and all Reimbursement Obligations shall become and be immediately due and payable, without presentation, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

     (b) Remedies. Upon the occurrence of an Event of Default, the Lenders and the Agent Bank may protect and enforce their rights hereunder or realize on any or all security granted pursuant hereto or pursuant to the other Loan Documents in any manner or order they deem expedient without regard to any equitable principles of marshalling or otherwise. In addition to all other rights hereunder or under law, the Lenders and the Agent Bank shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made herein or in any document executed in connection herewith or for an injunction against the violation of any of the terms hereof or thereof or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. Further, upon the occurrence of any Event of Default, the Lenders and the Agent Bank shall be entitled, to the extent not prohibited by applicable law, to the appointment of a trustee or receiver for all or any part of the business of the Borrower or the Parent, which trustee or receiver shall have such powers as may be conferred by the appointing authority, and the Borrower and the Parent, on behalf of themselves and the Subsidiaries, hereby consent to such appointment. All rights and remedies given by this Agreement and the other Loan Documents are cumulative and not exclusive of any other rights or remedies available to the Lenders and the Agent Bank, and no course of dealing between the Borrower, the Parent, the Agent Bank or a Lender or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by the Lenders and the Agent Bank.

     (c) Waiver. The Lenders may, by notice to the Borrower, at any time and from time to time waive, in whole or in part, any Event of Default. Any such waiver shall be for such period and subject to such conditions or limitations as may be specified in any such notice. In the case of any such waiver, the rights of the Agent Bank and the Lenders shall be otherwise unaffected and any Event of Default so waived shall be deemed to be cured and not continuing only to the extent and on the conditions or limitations, if any, set forth in such waiver (unless such waiver shall state to the contrary), but no such waiver shall extend to any subsequent or other Event of Default.

     (d) Governmental Consent. If counsel to the Agent Bank reasonably determines that the consent of any Governmental Authority is required in connection with any of the actions which may be taken by the Agent Bank in the exercise of its rights under the Loan Documents, each of the Borrower and the Parent, at its sole cost and expense, agrees to use its best efforts to secure such consent and to cooperate with the Agent Bank in any action commenced by the Agent Bank to secure such consent. Upon the occurrence and during the continuation of an Event of Default, the Borrower and the Parent, subject to the provisions of applicable law, shall promptly execute or cause the execution of all applications, certificates, instruments and other documents and papers that the Agent Bank may be required to file in order to obtain any necessary governmental consent, approval or authorization, and if the Borrower or the Parent refuses to execute such documents, the clerk of the court with jurisdiction may execute such documents on behalf of the Borrower or the Parent, as the case may be. The Borrower agrees to assist the Agent Bank to obtain any required Operating Licenses. The Borrower and the Parent further recognize that a violation of this covenant would result in irreparable harm to the Agent Bank for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy which may be available to the Agent Bank, at law or in equity, the Agent Bank shall have the remedy of specific performance of the provisions of this subsection.

SECTION 9. AGENCY

     9.1 Authority. In order to expedite the transactions contemplated by this Agreement, Merita is hereby appointed to act as Agent Bank on behalf of the Lenders. Each of the Lenders and any subsequent holder of any Note by its acceptance thereof, irrevocably authorizes the Agent Bank to execute and take such action on its behalf under the provisions of the Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent Bank by the terms hereof and thereof and such powers as are reasonably incidental thereto. The Agent Bank is hereby expressly authorized on behalf of the Lenders, without limiting any implied authority, (i) to receive on behalf of each of the Lenders any payment of principal or interest on the Notes outstanding hereunder and all other amounts, including fees, payable hereunder, and to promptly distribute to each Lender its proper share of all payments so received, (ii) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Agreements and (iii) to take all actions with respect to the Loan Documents as are specifically delegated to the Agent Bank.

     9.2 Expenses. Each Lender agrees (a) to reimburse the Agent Bank in the amount of such Lender's pro rata share (based on its percentage of the Total Commitment hereunder) for any expenses incurred by the Agent Bank for the benefit of the Lenders, including counsel fees and compensation of agents and employees, and all other amounts paid by the Agent Bank respectively, for services rendered on behalf of the Lenders, to the extent not reimbursed by the Borrower and (b) to indemnify and hold harmless the Agent Bank and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent Bank or any of its directors, officers, employees or agents in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent Bank or any of its directors, officers, employees or agents under the Loan Documents, to the extent not reimbursed by the Borrower; provided, however, that no Lender shall be liable to the Agent Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent Bank, or any of its directors, officers, employees or agents.

     9.3 Exculpatory Provisions. Neither the Agent Bank nor any of its officers, directors, employees or agents will be liable to the Lenders for any action taken or omitted hereunder or in connection herewith or in connection with any document or instrument now or hereafter executed in connection herewith unless caused by its gross negligence or willful misconduct. The Agent Bank will not be responsible for any recitals, warranties or representations herein or in any such other document or instrument. The Lenders acknowledge that they have reviewed this Agreement, the Notes, the Security Agreements, the Pledge Agreements, the Guaranty Agreements and all of the other Loan Documents and are fully aware of the terms hereof and thereof. The Agent Bank may execute any of its duties by or through agents or employees and will be entitled to advice of counsel, accountants or other professionals of its selection concerning all matters pertaining to the Loan Documents or such other documents and instruments and its duties hereunder and thereunder. The Agent Bank will be entitled to rely upon any writing or other document, telegram or telephone conversation believed by it to have been signed, sent or made by the proper person or persons and, in respect of legal matters, upon the advice of counsel selected by the Agent Bank. The Agent Bank shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Majority Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Agent Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     9.4 Investigation by Lender. Each Lender acknowledges that the Agent Bank has not made any representation or warranty to it and that no act taken by the Agent Bank will be deemed to constitute a representation or warranty by the Agent Bank to any Lender. Each Lender further acknowledges that it has taken and will continue to take such action and to make such investigation as it deems necessary to inform itself of the affairs of the Parent or the Borrower and that it has made and will continue to make its own independent investigation of the creditworthiness and the business and operations of the Borrower and the Parent. In making an advance hereunder, each Lender represents that it has not relied and will not rely upon any information or representations furnished or given by the Agent Bank. The Agent Bank will be under no duty or responsibility to the Lenders to ascertain or to inquire into the performance or observance by the Borrower or the Parent of any of the provisions of this Agreement or any document or instrument now or hereafter executed in connection herewith. The Agent Bank will not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, the Parent or any Subsidiary which may come into the possession of the Agent Bank. The Lenders understand and agree that the Agent Bank will not be deemed to have knowledge of the existence, occurrence or continuance of an Event of Default, unless the officers of the Agent Bank immediately responsible for matters concerning this Agreement will have actual knowledge of such occurrence or will have been notified in writing by any Lender or Borrower that the Lender or the Borrower, as applicable, considers that an Event of Default has occurred and is continuing and specifying the nature thereof.

     9.5 Action Upon Default.

     (a) Anything in Section 8 of this Agreement to the contrary notwithstanding upon the occurrence and during the continuation of an Event of Default hereunder, the Agent Bank upon (i) the request of the Majority Lenders, and (ii) the providing by the Majority Lenders of an indemnity in form and substance satisfactory to the Agent Bank (in proportion to their respective portions of the Loans) of all expenses to the extent not reimbursed by the Borrower (including attorneys' fees of the Agent Bank's counsel) and disbursements, will declare the Notes to be due and payable and will proceed to enforce the rights of the holders of the Notes by such proceedings as the Agent Bank may deem appropriate, whether at law or in equity. Upon any request aforesaid, the Agent Bank will declare the Notes to be due and payable, but the Agent Bank will be justified in failing or refusing to take any further action unless it will be indemnified to its satisfaction as aforesaid. It is agreed that if the Agent Bank, having been so indemnified, or not having been indemnified to its satisfaction, will fail to so proceed, any Lender will be entitled to take such action as it will deem appropriate to enforce its rights.

     (b) The Agent Bank, on behalf of all the Lenders, will hold in accordance with the Security Agreements and the Pledge Agreements all items of collateral or interest therein received or held by the Agent Bank. Subject to the Agent Bank's and the Lenders' rights to reimbursement for their costs and expenses hereunder and subject to the application of payments in accordance with the terms of this Agreement, each Lender will have an interest in any collateral or interests therein in the same proportions that the aggregate outstanding principal obligations owed such Lender bear to the aggregate outstanding principal obligations owed to all the Lenders, without priority or preference among the Lenders.

     9.6 Instructions. The Agent Bank will in all cases be fully protected in acting, or in refraining from acting, hereunder or in connection with any other documents or instruments now or hereafter executed in connection herewith in accordance with written instructions of the Lenders.

     9.7 Resignation as Agent. Subject to the appointment and acceptance of a successor Agent Bank as provided below, the Agent Bank may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Lenders will have the right to appoint a successor Agent Bank. If no successor Agent Bank will have been so appointed by the Lenders and will have accepted such appointment within thirty (30) days after the retiring Agent Bank gives notice of its resignation, then the retiring Agent Bank may, on behalf of the Lenders, appoint a successor Agent Bank which will be a bank with an office (or an affiliate with an office) in New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent Bank hereunder by a successor bank, such successor will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent Bank and the retiring Agent Bank will be discharged from its duties and obligations hereunder and under the Security Agreements and the Pledge Agreements. After any Agent Bank's resignation hereunder, the provisions of this Section 9 will continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent Bank.

SECTION 10. MISCELLANEOUS


     10.1 Notices.

     All notices and other communications hereunder shall be given in writing and shall be deemed to have been delivered when delivered personally (including by means of telex, telecopier or telefax systems), or the day following delivery to a reputable overnight courier service which guarantees delivery within 24 hours, charges prepaid (or upon the date mailed, if sent certified mail, postage prepaid, return receipt requested, and delivery is refused or returned as undeliverable), to the respective parties to this Agreement as follows:

                  (a)      If to the Borrower:

                           Holmes Protection, Inc.
                           440 9th Avenue
                           New York, New York  10001-1695
                           Attention:       Lawrence R. Irving
                           Telephone:       (212) 760-0630
                           Telecopy:        (212) 563-0129

                           with a copy (which shall not constitute notice) to:

                           Buchanan Ingersoll
                           One Oxford Center
                           301 Grant Street
                           20th Floor
                           Pittsburgh, Pennsylvania  15219-1410
                           Attention:       Hugh Van Der Veer, Esq.
                           Telephone:       (412) 562-8877
                           Telecopy:        (412) 562-1041


                  (b)      If to the Guarantor:

                           Holmes Protection Group, Inc.
                           440 9th Avenue
                           New York, New York  10001-1695
                           Attention:       Lawrence R. Irving
                           Telephone:       (212) 760-0630
                           Telecopy:        (212) 563-0129

                           with a copy (which shall not constitute notice) to:

                           Buchanan Ingersoll
                           One Oxford Center
                           301 Grant Street
                           20th Floor
                           Pittsburgh, Pennsylvania  15219-1410
                           Attention:       Hugh Van Der Veer, Esq.
                           Telephone:       (412) 562-8877
                           Telecopy:        (412) 562-1041

                  (c)      If to Merita or the Agent Bank:

                           Merita Bank Ltd
                           437 Madison Avenue
                           21st Floor
                           New York, New York  10022
                           Attention:       Charles J. Lansdown
                           Telephone:       (212) 318-9562
                           Telecopy:        (212) 421-4420

                           with copies (which shall not constitute notice) to:

                           Merita Bank Ltd
                           437 Madison Avenue
                           21st Floor
                           New York, New York  10022
                           Attention:       Rossella Perna
                           Telephone:       (212) 318-9345
                           Telecopy:        (212) 421-4420

                           and

                           Hogan & Hartson L.L.P.
                           Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C.  20004-1109
                           Attention:       Claudette M. Christian, Esq.
                           Telephone:       (202) 637-5650
                           Telecopy:        (202) 637-5910

                  (d)      If to BKBCT:

                           Bank of Boston Connecticut
                           100 Pearl Street
                           Hartford, Connecticut  06103
                           Attention:       Roger J. Roche, Jr., Director
                           Telephone:       (860) 727-6568
                           Telecopy:        (860) 727-6975
                           with a copy (which shall not constitute notice) to:

                           Updike, Kelly & Spellacy, P.C.
                           One State Street
                           P.O. Box 231277
                           Hartford, Connecticut  06123-1277
                           Attention:       John F. Wolter, Esq.
                           Telephone:       (860) 548-2628
                           Telecopy:        (860) 548-2680


     The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by similar notice in writing.

     10.2 Payment of Expenses. The Borrower shall pay and save the Agent Bank and the Lenders harmless against liability for the payment of all expenses arising in connection with the administration of the Loan Documents (including any insurance premiums relating to insurance required to be maintained hereunder paid by the Agent Bank and the Lenders on behalf of the Borrower in case the Borrower fails to maintain such insurance, any modification of, or any consent or waiver under, the Loan Documents, all expenses, if any, in connection with the Borrower's failure to make any repayment when due, and any enforcement of, or the preservation of any rights under, the Loan Documents, including, without limitation, the fees of counsel to the Agent Bank and the Lenders) and against liability for the payment of all expenses arising in connection, with the preparation, execution and delivery of the Loan Documents, the transactions contemplated under the Loan Documents, and expenses of the Agent Bank and the Lenders (including reasonable fees of counsel to the Agent Bank and the Lenders). The obligations of the Borrower under this Section 10.2 shall survive the termination of the Loan Documents and the payment of the Notes.

     10.3 Stamp or Other Tax. Should any stamp or excise tax be payable in respect of any of the Loan Documents or any modification hereof or thereof, the Borrower agrees to pay the same (including interest and penalties, if any) and to hold the Agent Bank and the Lenders harmless with respect thereto.

     10.4 Fees and Commissions. The Borrower agrees to indemnify and hold harmless the Agent Bank and the Lenders in respect of any commissions, fees, judgments or expenses of any nature and kind which they may become liable to pay by reason of any claims by or on behalf of brokers, finders or agents in connection with the transactions contemplated by this Agreement or any litigation or similar proceeding arising from such claims. The Borrower represents and warrants that there are no valid bases for any such claims against the Agent Bank and the Lenders.

     10.5 No Waiver. No failure or delay on the part of the Agent Bank or a Lender or the holder of the Notes in exercising any right, power or privilege hereunder, and no course of dealing between the Borrower and the Agent Bank or a Lender or the holder of any of the Notes, will operate as a waiver thereof; nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent Bank or a Lender or any subsequent holder of any of the Notes would otherwise have. No notice to or demand on the Borrower or the Parent in any case will entitle the Borrower or the Parent to any other or further notice or demand in similar or other circumstances or will constitute a waiver of the right of the Agent Bank or a Lender to take any other or further action in any circumstances without notice or demand.

     10.6 Entire Agreement and Amendments. The Loan Documents represent the entire agreement between the parties hereto with respect to the Loans, the Letters of Credit and the transactions contemplated hereunder and, except as expressly provided herein, will not be affected by reference to any other documents. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but such may be accomplished only by an instrument in writing signed by the Borrower, the Majority Lenders and the Agent Bank; provided, however, that any amendment which would have the effect of (a) changing the nature of or releasing any or all of the Collateral, as defined in the Security Agreements or the Pledge Agreements, (b) extending the time of any payment of any amounts which are payable by the Borrower hereunder, (c) increasing the amount of the Merita Commitment or the BKBCT Commitment, or increasing the permitted aggregate amount of Reimbursement Obligations in respect of outstanding Letters of Credit above $4,000,000, (d) changing the amount of interest, fees, or other payments payable to any of the Lenders or the Agent Bank or (e) amending the term "Majority Lenders" or this Section 10.6, must be signed by the Borrower, the Parent, the Agent Bank and each of the Lenders.

     10.7 Benefit of Agreement; Assignments and Participations.

          (a) This Agreement will be binding upon and inure to the benefit of the Borrower, the Parent, the Agent Bank and the Lenders and their respective successors and assigns and all subsequent holders of any of the Notes or any portion thereof.

          (b) Each Lender may assign its rights and interests and delegate its obligations hereunder in whole, but not in part, to any financial institution or institution with capital and surplus in excess of $500,000,000 reasonably acceptable to the Agent Bank and the Borrower. Any such assignment will be pursuant to an assignment and acceptance which conforms in substance with this Section 10.7 (the "Assignment and Acceptance"). The parties to each such assignment will execute and deliver the Assignment and Acceptance together with any Note or Notes subject to such assignment. Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, which effective date will be at least five (5) Business Days after the execution thereof,
     (i) the assignee thereunder will be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of the assigning Lender hereunder and (ii) the assigning Lender will, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement.

          (c) By executing and delivering the Assignment and Acceptance, each Lender and the assignee thereunder confirm to and agree as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any of the Loan Documents;
     (iii) such assignee confirms that it has received a copy of this Agreement together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, and based on such documents and information as it will deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (v) such assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by the assigning Lender, to the extent provided in such Assignment and Acceptance.

          (d) Upon execution of the Assignment and Acceptance by the assigning Lender and the assignee, together with any Note or Notes subject to such assignment, the Agent Bank will give prompt notice thereof to the Borrower. Within five (5) Business Days after receipt of such notice, the Borrower will execute and deliver to the assigning Lender (at the cost and expense of the assigning Lender) in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to that portion of the principal amount outstanding under the Note being surrendered and being assumed by it pursuant to such Assignment and Acceptance and, a new Note or Notes to the order of the assigning Lender in an amount, if any, equal to that portion of the principal amount of the Note being surrendered which is being retained by such assigning Lender hereunder. Such new Note or Notes will be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, will be dated the effective date of such Assignment and Acceptance and will otherwise be in substantially the form of Exhibit A-1 or A-2, as the case may be. Canceled Notes will be promptly returned to the Borrower simultaneously with the execution of such new Notes.

          (e) Notwithstanding the foregoing, each Lender may sell participations to one or more commercial banks, each of which have capital and surplus in excess of $500,000,000, in all or a portion of its rights and obligations under this Agreement. Each such Lender shall provide written notice to the other Lenders, the Agent Bank and the Borrower of any such participation.

          (f) Without the prior written consent of the Majority Lenders, neither the Borrower nor the Parent may assign any of its rights or delegate any of its duties or obligations hereunder.

          (g) Any party hereto which assigns its rights and obligations hereunder shall pay to the Agent Bank an administrative fee of $5,000.

     10.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     10.9 Governing Law. This Agreement and the rights and obligations of the parties hereunder and under the Notes shall be construed in accordance with and shall be governed by the laws of the State of New York (without regard to the laws as to conflict of law).

     10.10 Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial. For the purpose of enforcing this Agreement, payment of the Notes and performance of the obligations hereunder and thereunder or otherwise in connection herewith, the Borrower and the Parent hereby consent to the jurisdiction and venue of the courts of the State of New York or of any federal court located in such state. In the event either the Borrower or the Parent changes its principal office to an address which is not located in the State of New York, within five (5) days of such change, such Person shall appoint and maintain an agent for service of process. If an agent is so appointed, such Person agrees to accept such agent for all service of process in connection with any such matter (provided that at the same time a copy of such service is also sent to the Borrower and the Parent at the address and in the manner set forth in Section 10.1 hereof). The Borrower and the Parent hereby waive the right to contest the jurisdiction and venue of the courts located in the State of New York on the ground of inconvenience or otherwise. The provisions of this Section 10.10 shall not limit or otherwise affect the right of the Borrower or the Parent to institute and conduct action in any other appropriate manner, jurisdiction or court. Neither the Borrower nor the Parent nor any other Person liable for the Indebtedness to the Agent Bank or the Lenders referred to herein, nor any assignee, successor, heir or personal representative of the Borrower or the Parent or any such other Person shall seek a jury trial in any proceeding based upon or arising out of this Agreement, any Note, any other document executed in connection herewith, any collateral for the payment hereof or the dealings or the relationship between or among such Persons, or any of them. Neither the Borrower nor the Parent nor any such Person will seek to consolidate any such action with any action in which a jury trial cannot be or has not been waived. Except as prohibited by law, each party hereto waives any rights it may have to claim or recover in any litigation referred to in this Section 10.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, direct damages. Each party hereto
(a) certifies that no representative, agent or attorney of the Agent Bank or a Lender has represented, expressly or otherwise, that the Agent Bank or a Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(b) acknowledges that it has been induced to enter into this Agreement or any other document executed in connection herewith, as applicable, by, among other things, the mutual waivers and certifications herein. The provisions of this
Section 10.10 have been fully disclosed by the parties hereto and the provisions hereof shall be subject to no exceptions. No party has in any way agreed with or represented to any other party that the provisions of this Section 10.10 will not be fully enforced in all instances.

     10.11 Holidays. Whenever any payment of interest or principal to be made hereunder or pursuant to the Notes shall become due and payable on a day which is not a Business Day (or, in the case of a Eurodollar Loan, Eurodollar Business
Day), such payment may be made on the next succeeding Business Day (or, in the case of a Eurodollar Loan, the next succeeding Eurodollar Business Day unless the result of the extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day) and such extension of time for a principal payment shall in such case be included in computing interest on such payment.

     10.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

     10.13 Maximum Lawful Interest Rate. Notwithstanding any provision contained herein, liability of the Borrower for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected or received from the Borrower, and if any payments by the Borrower include interest in excess of such a maximum amount, the Lenders shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to the Borrower.

     10.14 Severability. Every provision of this Agreement and the Notes is intended to be severable and, if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction. In the event that any provisions affecting the Agent Bank's or a Lender's remedies or their security interests shall be held illegal, invalid or unenforceable in a final judgment of a court having competent jurisdiction, the Agent Bank and the Lenders shall be entitled, among other things, to reduce the Total Commitment to the lesser of
(a) the outstanding aggregate principal amount of the Loans, as of the date of the rendering of such decision as to illegality, invalidity or unenforceability or (b) the amount of such outstanding principal as of the date on which such reduction is made. Such Lender or the Agent Bank, as the case may be, shall provide notice to the other Lenders and to the Borrower of any such event.

     10.15 Indemnity. In addition to the payments contemplated by Section 10.2 and 10.4, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend, indemnify, pay and hold the Agent Bank and each of the Lenders and any holder of the Notes, and the shareholders, officers, directors, employees and agents of the Agent Bank and each of the Lenders and such holders (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever

(including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative, judicial proceeding or other proceedings, whether commenced or threatened and whether or not such Indemnitee shall be designated a party thereto) (collectively, "Claims"), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of (a) the use or intended use of the proceeds of the Loans, or (b) any funding or proposed funding, or arrangements to obtain funding, made available, or proposed to have been made available, under and as contemplated by this Agreement to the Borrower (collectively, the "Indemnified Liabilities"); provided that the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee in connection with its responsibilities hereunder. The Agent Bank and the Lenders agree to provide the Borrower with notice of any such Claims. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees.

     10.16 Application of and Modifications to GAAP. Whenever this Agreement requires disclosure of Financial Information in accordance with GAAP, the Borrower and each other Person in making such disclosure shall include any notes required by GAAP to be made on statements included in such Financial Information, except that notes shall not be provided in connection with quarterly or monthly financial statements. In the event that any change in GAAP has the effect of changing the result of any financial calculations required to be made under this Agreement other than as expressly permitted in this Agreement, the Agent Bank and the Borrower shall negotiate in good faith concerning an appropriate amendment to the provisions of this Agreement requiring such calculation; if the Agent Bank and the Borrower are unable to agree on such amendment, the affected Person shall continue to make such financial calculation based upon GAAP as applicable prior to such change. If there is more than one permissible treatment of any financial calculation under GAAP, the affected Person shall seek the advice of its auditors and use the treatment so recommended.

                  [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Borrower, the Parent, the Lenders and the Agent Bank have caused this Agreement to be duly executed by their respective, duly authorized officers as of the date first above written.

                                           BORROWER

                                           Holmes Protection, Inc.


                                           By: __________________________
                                           Its:  ________________________


                                           PARENT

                                           Holmes Protection Group, Inc.


                                           By: __________________________
                                           Its:  ________________________


                                           LENDERS

                                           Merita Bank Ltd, a Finnish banking
                                           corporation acting through its
                                           New York branch


                                           By: __________________________
                                           Its:  ________________________

                                           By: __________________________
                                           Its:  ________________________

                                           Bank of Boston Connecticut


                                           By: __________________________
                                           Its:  ________________________

                                           AGENT BANK

                                           Merita Bank Ltd, a Finnish banking
                                           corporation acting through its
                                           New York branch



                                           By: __________________________
                                           Its:  ________________________


                                           By: __________________________
                                           Its:  ________________________